UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

Commission file number: 000-51364

Sino Gas International Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P. R. China 100083
(Address of Principal Executive Offices)

86-10-82600527
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Explanatory Note

This Amendment to our Current Report on Form 8-K initially filed with the Securities and Exchange Commission on September 7, 2006 is being filed to include the executed copies of the documents for the share exchange and the private placement closed on that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the currency of the People’s Republic of China (the “PRC”) yuan (also known as the rnminbi). According to Xe.com as of September 6, 2006, $1.00 = 7.942 yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by Dolce Ventures, Inc. (the “Company” or “Dolce”) in connection with a reverse merger transaction in which the Company (i) consummated a share exchange transaction with the shareholders of GAS Investment China Co., Ltd. (“Gas (BVI)”), whereby the Company exchanged 14,361,647 shares of its newly designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”) for all of the issued and outstanding stock of Gas (BVI) held by the shareholders of Gas (BVI) (the “Share Exchange Transaction”), and (ii) consummated the initial closing of a private placement offering, whereby the Company, issued to the investors of the initial funding 2,509,782 shares of the Series B Stock, and related warrants and rights in exchange for $6,876,800 (the “Private Financing”, together with “Share Exchange Transaction”, and, collectively, the “Reverse Merger Transaction”).

As a result of the Share Exchange Transaction, Gas (BVI) became a wholly-owned subsidiary of the Company, and Beijing Zhong Ran Wei Ye Gas Co., Ltd. (“Beijing Gas”), a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of Gas (BVI), became an indirectly wholly owned subsidiary of the Company. Beijing Gas and its subsidiaries in the PRC are engaged in the development of natural gas distribution systems and the distribution and supply of natural gas in the PRC. As a result of the Share Exchange Transaction, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act and is now engaged in the development of natural gas distribution systems and the distribution and supply of natural gas in the PRC. See “Business” in Item 2.01 of this Current Report for more information on our business.

Throughout this Current Report, and unless the context otherwise requires, “we,” “our” and “us” refers collectively to the Company, Gas (BVI), Beijing Gas and the subsidiaries of Beijing Gas. Throughout this Current Report, and unless the context otherwise requires, “Beijing Gas” refers collectively to Beijing Gas and the subsidiaries of Beijing Gas in the PRC.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

We entered into the following material definitive agreements in connection with the Reverse Merger Transaction. In order to effect the Reverse Merger Transaction, the shareholders of Gas (BVI) purchased 72,569,764 shares or our Common Stock to effect a change of control, the details of which are more fully described in Item 5.01.

1.	Share Exchange Agreement and the Issuance of Series A Stock

On September 7, 2006, the Company entered into and consummated a share exchange agreement (the “Share Exchange Agreement”) with the holders of all of the outstanding capital stock of Gas (BVI), which were: Eloten Group Ltd., Leading King Investment Limited., Zhong Zhi Min, Li Shu Wang, Chen Si, Xiang Shun Ying, Chong Shun, Liu Xiao Bing, Zhuo Qing Hui, Bian Shu Kui, Chen Fang, Shang Jian Zhong and Wang Wei Dong (collectively, the “Gas (BVI) Shareholders”).

Pursuant to the terms of the Share Exchange Agreement, the Company issued an aggregate of 14,361,647 shares of our newly designated Series A Stock in exchange for the 9,950,000 shares of common stock of Gas (BVI) held by the Gas (BVI) Shareholders, which constituted all of Gas (BVI)’s capital stock. Each share of Series A Stock will convert automatically into one share of our common stock, par value $0.001 per share (“Common Stock”) upon the completion of the reverse stock split more fully described in Item 3.03 of this Current Report (the “Reverse Split”). Therefore, the shares of Series A Stock issued to the Gas (BVI) Shareholders will automatically convert into an aggregate of 14,361,647 shares of Common Stock, which will represent approximately 71.81% of our total outstanding Common Stock after the Reverse Split.

As a result of the consummation of the Share Exchange Agreement, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act, and Gas (BVI) is now a wholly-owned subsidiary of the Company, and Beijing Gas is now the indirectly wholly-owned subsidiary of the Company in the PRC.

The foregoing description of the Share Exchange Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 10.1.

2.	Stock Purchase Agreement

On September 7, 2006, the Company entered into and closed a stock purchase agreement (the “Stock Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. (“VOMF”), SEI Private Trust Co. FAO—The JM Smucker Co. Master Fund, and Coronado Capital Partners LP (together with VOMF, collectively, the “Investors”), pursuant to which the Company issued, for an aggregate of $6,876,800 in gross cash proceeds, to the Investors an aggregate of 2,509,782 shares of our newly designated Series B Stock at $2.74 per share, Series A, B, J, C and D warrants (each of which is described below) (the “Private Financing”).

Subject to certain conditions, at the option of the holders of the Series B Stock, each share of Series B Stock is convertible into one share of our Common Stock after giving effect to the Reverse Split. Therefore, the shares of Series B Stock to be issued in the Private Financing are convertible into an aggregate of 2,509,782 shares of Common Stock after giving effect of the Reverse Split.

The Series A Warrants provide the Investors the right to purchase an aggregate of 2,509,782 shares of Common Stock for $3.84 per share. The Series B Warrants provide the Investors the right to purchase an aggregate of 1,254,891 shares of Common Stock for $5.48 per share. The Series A and B Warrants have a term of five years.

The Series J Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $3.01 per share. Each Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $4.22 per share. The Series D Warrants provide the Investors the right to purchase an aggregate of 1,142,326 shares of Common Stock at $6.03 per share. The Series C and D Warrants of an Investor are only exercisable once the Series J Warrant of such Investor is exercised and their terms are for five years following that date.

The Stock Purchase Agreement requires that the Company to take certain actions after the closing, among other things:

(a) Board Observer Rights. VOMF shall have the right to have a representative serve as an observer of the Company’s Board of Directors.

(b) Investor and Public Relations. The Company is to deposit or cause to be deposited $500,000 of the funds raised in the Private Financing in a separate escrow account with a separate escrow agent to be used by the Company in connection with investor and public relations.

(c) Revenue Targets. The Company is to establish an adjustment escrow account (the “Adjustment Account”) in its name in which the Company shall deposit 3,245,784 shares of Common Stock to be issued to the Investors, and any other investors in the Series B Stock (collectively “Series B Investors”), as adjustment shares (the “Adjustment Shares”) with respect to the Company’s audited earnings after taxes. The Adjustment Account shall be managed by a third party law firm acting as escrow agent for such purpose. In the event that (A) the Company’s earnings after taxes for its 2006 fiscal year is less than $5,795,000 or (B) (i) if, by the end of its 2007 fiscal year the Company has raised not less than $20 million through the exercise of warrants or through an equity or debt offering (the “Capital Condition”), the Company’s earnings after taxes for its 2007 fiscal year is less than $9,120,000 or (ii) if the Capital Condition has not been met, the Company’s earnings after taxes for its 2007 fiscal year is less than $7,900,000, the Company shall issue or cause to be issued from the Adjustment Account in each instance 1,622,892 a number of Adjustment Shares equal to five percent (5%) of the number of shares of Common Stock outstanding as of the date hereof on a fully diluted basis; provided, however, that if by the end of its 2007 fiscal year the Company has met the Capital Condition by procuring not less then $20 million in debt financing, the Company shall issue or cause to be issued one-half of the Adjustment Shares that would otherwise be due. The Adjustment Shares shall be issued to the Series B Investors in proportion to their purchases of Series B Convertible Preferred Stock promptly following public disclosure that such revenue target has not been achieved. In addition, if the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company must cause all Adjustment Shares issued to be included in such registration statement.

(d) Ratchet Provision. In the event the Company, shall, at any time within two (2) years following the closing of the Private Financing, issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”), at a price per share less than $2.74 or without consideration, then the conversion rate for the Series B Stock will be adjusted so that the number of shares of Common Stock issuable upon such conversion of the Series B Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(e) Right of First Refusal. For a period of two (2) years following the effective date of the registration statement providing for the resale of the Conversion Shares and the Warrant Shares, the Company is to provide the Series B Investors a right of refusal as to any proposed offer or sale to any third party by the Company, of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock, with certain exceptions.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 4.1.

3.	Registration Rights Agreement

In connection with the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement with VOMF on September 7, 2006 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file with the SEC a "resale" registration statement on Form SB-2 (the “Registration Statement”), providing for the resale of all Conversion Shares, Warrant Shares, 467,153 shares of Common Stock issuable upon exercise of a warrant issued to Kuhns Brothers, Inc. (the “Kuhns Shares”), an aggregate of 635,822 shares of Common Stock issuable upon conversion of the Series B Stock issued to VOMF, Kuhns Brothers, Inc., and certain other parties, and 1,314,405 shares of Common Stock issuable upon conversion of Series A Stock issued to certain shareholders of Gas (BVI) in exchange for the shares of Gas (BVI) held by such shareholders pursuant to the Share Exchange Transaction.

The Company is obligated to file the Registration Statement by the 30th day following the closing of the Private Financing. In the event that the Registration Statement receives a “full review” from the SEC and is not effective within 180 days of the closing date of the Private Financing, the Company will be obligated to pay an amount in cash as liquidated damages to each Investor equal to two percent (2%) for each calendar month (prorated for shorter periods) of the Investor’s initial investment in the Series B Stock (with a cap of 20%) until the Registration Statement is effective (the “Penalty”). In the event that the Registration Statement does not receive a full review by the SEC, the Penalty will begin to accrue 120 days after the closing of the Private Financing.

The foregoing description of the Registration Rights Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 4.2.

4.	Lock-Up Agreement.

In connection with the Stock Purchase Agreement, on September 7, 2006, the Company entered into a Lock-Up Agreement with the Gas (BVI) Shareholders (the “Lock-Up Agreement”), pursuant to which the Gas (BVI) Shareholders agreed to not transfer any of the shares of Common Stock issuable upon conversion of the Series A Stock issued to the Gas (BVI) Shareholders in the Share Exchange Transaction from the period commencing on the closing date of the Private Financing and expiring on the date that is the later of one (1) year following the closing date of the Private Financing or six (6) months following the effective date of the registration statement filed by the Company with the SEC providing for the resale of the shares of Common Stock issuable upon conversion of the Series A Stock and exercise of any warrants; provided, however, that no Gas (BVI) Shareholder shall, during the twelve (12) months following such period, sell more than one-twelfth (1/12) of their total holdings of Common Stock or Series A Stock during any one (1) month.

The foregoing description of the Lock-Up Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 4.3.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

While the Company’s previous management did not previously indicate that the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s new management believes that the Company, prior to the Share Exchange Agreement, qualified as a shell company.

As a result of the Reverse Merger Transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2. See Item 5.06 of this Current Report for more information.

Our Corporate Structure

Our current corporate structure is set forth below:

[orgchart]

(i) See “Organizational History of Gas Investment China Co., Ltd. And Beijing Zhong Ran Wei Ye Gas Co., Ltd.” under Item 2.01.

Organizational History of Dolce

The Company was incorporated under the laws of the State of Utah on August 19, 1983 as Evica Resources, Inc. On April 5, 1984, we changed our name to American Arms, Inc. American Arms Inc. commenced the manufacture and sale of weapons and laser sights. On December 31, 1984, our Articles of Incorporation were suspended for failure to file an annual report. Our Articles of Incorporation were reinstated on December 19, 1985 by the Utah Department of Commerce, Division of Corporations. On October 1, 1984, our Articles of Incorporation were suspended a second time for failure to file an annual report. Our Certificate of Incorporation was reinstated on November 21, 1986 again by the State of Utah, Department of Commerce, Division of Corporations.

On April 12, 1988, we changed our name to American Industries, Inc. as the Company was no longer engaged in the manufacturing and sale of weapons and laser sights. American Industries Inc. was in the business of providing room safes for hotel rooms.

On February 19, 2002, we formed a subsidiary corporation named Pegasus Tel, Inc. under the laws of the State of Delaware to enter into the telecommunications business. On March 28, 2002, Pegasus Tel, Inc. merged with Pegasus Communications, Inc., a New York corporation, with Pegasus Tel, Inc. as the surviving entity. On January 14, 2002 we purchased payphone assets consisting of 29 payphones and associated equipment from the Margaretville Telephone Company for $11,600.00. On May 21, 2002, we changed our name to Dolce Ventures, Inc.

As a result of the consummation of the Reverse Merger Transaction, we are now engaged in the development of natural gas distribution systems in small- and medium-sized cities in China, as well as the distribution of natural gas to residential, commercial and industrial customers in China, through our indirectly-owned subsidiaries in the PRC, Beijing Gas and its subsidiaries. We still own Pegasus Tel, but will spin it off in the form of a dividend to our shareholders of record as of August 30, 2006.

Organizational History of GAS Investment China Co., Ltd. and Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Gas (BVI) was incorporated on June 19, 2003 in the Territory of the British Virgin Islands with Mr. Yu-Chuan Liu as its sole shareholder. Gas (BVI) is the holding company for Beijing Gas. Prior to the acquisition of all of the equity interests of Beijing Gas by Gas (BVI) as described below, Gas (BVI) had no business operations, assets or liabilities, apart from organizational expenses and fees.

Beijing Gas was originally formed as a limited liability company under the laws of the PRC in 2001 under the name Beijing Yuan Wang Yu Cheng Construction Ltd. (hereinafter referred to as the “Yuan Wang Yu Cheng”).  On February 17, 2004, Gas (BVI) acquired all the outstanding capital stock of Beijing Gas from its then shareholders. On July 14, 2004, Gas (BVI) transferred 1% of the capital stock of Beijing Gas to Shen Zhen Shen Qi Cheng Tong Investment Ltd., a limited liability company organized under the laws of the PRC (“Shen Zhen Shen Qi”), and, simultaneously, Shen Zhen Shen Qi invested RMB 20 million in Beijing Gas in exchange for 50% of its capital stock. As a result, Gas (BVI) and Shen Zhen Shen Qi each held 49% and 51% of the capital stock of Beijing Gas, respectively. On April 30, 2006, Gas (BVI) acquired 51% of the capital stock of Beijing Gas held by Shen Zhen Shen Qi in exchange for RMB 20.4 million. As a result of this transaction, Beijing Gas is now a “wholly foreign owned entity” under the PRC law by virtue of its status as a wholly-owned subsidiary of Gas (BVI).

Beijing Gas has 13 subsidiaries, known as project companies, in three provinces, and four branch offices in Beijing. The project companies are the operating subsidiaries of Beijing Gas. Each project company operates as a local natural gas distributor in a city or county, which we refer to as an operational location, pursuant to an exclusive franchise agreement with the local government or entities responsible for administering and/or regulating gas utilities, pursuant to which Beijing Gas is granted the exclusive right to develop and operate natural gas distribution systems and distribute natural gas at the operational location.

Each of the 13 project companies is organized as a limited liability company under PRC law with Beijing Gas holding an equity interest of 85% to 95% and an individual shareholder nominally holding the remainder of the equity interest in such project company. Each such individual shareholder has relinquished any and all rights, power and interest of a shareholder in the respective project companies under enforceable contracts. This structure was intended to comply with a PRC law that required a limited liability company to have at least two shareholders, which requirement was removed in January 2006. Beijing Gas intends to cause the individual shareholders to transfer their share holding in each of the project companies back to Beijing Gas in the near future.

In addition, Beijing Gas holds a 40% equity interest in Beijing Zhong Ran Xiang Ke Oil and Gas Technology Co. Ltd. (“Beijing Zhong Ran Xiang Ke”), a PRC joint venture entity engaged in the business of development, licensing and sale of oil and gas technologies and equipment, and sale of self-produced products.

Set forth below are the subsidiaries of Beijing Gas:

Subsidiary	Beijing Gas’s Equity Interest
Yu Tian county Zhong Ran Wei Ye Gas Ltd.	90%
Ning Jing Wei Ye Gas Ltd.	95%
Xing Tang County Wei ye Gas Ltd.	95%
Lin Zhang County Wei Ye Gas Ltd.	85%
Jin Zhou Wei Ye Gas Ltd.	95%
Wu Qiao County Gas Ltd.	95%
Long Yao County Zhong Ran Wei Ye Gas Ltd.	95%
Shen Zhou Wei Ye Gas Ltd.	95%
An Ping County Wei Ye Gas Ltd.	95%
Pei County Wei Ye Gas Ltd.	90%
Si Hong Wei Ye Gas Ltd.	95%
Si Shui Wei Ye Gas Ltd.	95%
Lang Fang Development Zone Wei Ye Dangerous Goods Transportation Ltd.	95%
Beijing Zhong Ran Xiang Ke Gas Technology Ltd.	40%

Overview of Our Business

As a result of the consummation of the Reverse Merger Transaction, we are now engaged in the development of natural gas distribution systems in small- and medium-sized cities in China, as well as the distribution of natural gas to residential, commercial and industrial customers in China through our indirectly owned subsidiaries in the PRC, Beijing Gas and its subsidiaries.

 We own and operate 20 natural gas distribution systems serving approximately 23,000 residential and four commercial and industrial customers. Our facilities include approximately 200 kilometers (“km”) of pipeline and delivery networks with a designed daily capacity of approximately 40,000 cubic meters of natural gas (“m3”). Currently, we are constructing an additional four natural gas distribution systems and are planning two more natural gas distribution systems. We own and operate natural gas distribution systems primarily in Hebei, Jiangsu, and Shandong Provinces. The following table presents, for the periods indicated, selected operating data:

	At and for the 6 months ended June 30,	At and for the year ended December 31,
	2006	2005	2004
Total gas distributed and supplied (m3)	34,096,610.95	30,205,073.33	20,353,040.11
Distribution network (Km)	202	187.8	40.5
Number of industrial customers	4	4	1
Number of residential customers	30,788	23,700	2,300

We buy natural gas for distribution in three forms: (i) piped natural gas—we use piped natural gas (“PNG”) if the gas source, or long distance pipeline, is located within a reasonably short distance to our system; ii) compressed natural gas (“CNG”); and (iii) liquefied natural gas (“LNG”). Both CNG and LNG are natural gas that has been compressed into canisters so as to enable transportation, usually by truck, to the point of distribution or consumption. Typically CNG is compressed under 200 times pressure and transported at normal temperature, while LNG is compressed at 600 times pressure and transported at sub zero degree temperature. Because of the temperature restriction in transporting CNG, it is generally transported within a distance of 300 km. Because LNG is transported at normal temperature, there is no distance restriction in transporting LNG. As LNG is compressed at much higher pressure and transported at much lower temperature than that for CNG, the cost of compression and processing of LNG is higher than that of CNG.

Generally, if a customer is located within 300 km of our natural gas supplier, we transport CNG to the customer. We transport LNG to a customer if the customer is located more than 300 km away from a supplier. Approximately 99% of the natural gas we purchase is LNG and approximately 1% is CNG.

We generate revenues in the following two ways: (i) connection fees for the sale of interconnections to our natural gas distribution system and (ii) the sale of natural gas. In 2004, we also generated sales from the sale of natural gas appliances and equipment, gas meters, and repair, maintenance and related services. In 2005, we ceased supplying gas appliances, equipment and gas meters as sales of such items were not very profitable and our customers can find more varieties of these items readily available on the open market.

We have two types of customers: (i) residential and (ii) commercial or industrial. The following table presents, for the periods indicated, the revenues generated from each of our activities:

	At and for the 6 months ended June 30,	At and for the year ended December 31,
	2006 (in US$ millions)	2005 (in US$ millions)	2004 (in US$ millions)
Connection fees (as % of total Sales)	0.4 ( 24%)	8.2 (75.2%)	0.7 (15.9%)
Gas sales	1.1 ( 76%)	2.7 (24.8%)	3.2 (72.7%)
Other sales	--	--	0.5 (11.4%)

Our cost of sales consists of cost of gas sales and cost of connection. Cost of gas sales consists of cost of natural gas purchased from the suppliers, transportation cost, depreciation of plant and equipment, and amortization of the capitalized construction costs as our expenditures in constructing our pipeline infrastructure are generally capitalized as fixed assets and amortized over a period of time. Cost of connection includes certain construction costs that are expensed.

The following table presents Beijing Gas’ costs of sales for the periods indicated:

	At and for the 6 months ended June 30,	At and for the year ended December 31,
	2006 (in US$ millions)	2005 (in US$ millions)	2004 (in US$ millions)
Gas cost	0.9	2.5	2.9
Connection cost	0.1	1.6	0.3

Our business is generally affected by two seasonal factors: First, between December and March, the weather is too cold in northern China for construction. For a given gas distribution project, to avoid running into this time period, we generally start the process of pipeline installation, which has a duration of six to eight months, in April so as to complete the process before December. As a result, most of our revenues from connection fees are recorded in the fourth quarter. Second, winter is our peak season for gas sales as our customers tend to consume more natural gas for heating purposes.

Our Strategy

Our strategy involves a four-part plan: (i) serve smaller cities each with a population of no more than one million, where there is little competition to obtain a franchise, and where our franchise grants us exclusivity; (ii) contract for long term supplies of natural gas on favorable prices and terms; (iii) finance our Company using a well-designed financing plan that will give us a favorable cost of capital; and (iv) employ the best management.

(i) Small Cities; Exclusive Franchises. We focus on small- to medium-sized cities, generally near a larger metropolitan area. In such places in the PRC, we are in a better position to obtain exclusive natural gas distribution system development and supply franchise agreements in negotiating with the cities, which urgently need to provide their citizens with energy, and usually don’t have the leverage of very large cities, which can attract multiple bidders for their franchises. Accordingly, we require and receive an exclusive franchise entitling us to be the sole natural gas utility in such city. Usually, our franchises are for a period of 25-30 years.

(ii) Favorable Natural Gas Contracts. We have established and developed stable and long term contracts with China’s major natural gas suppliers, including close cooperation with such major State Owned Entities in the petroleum and natural gas industry as Petro China Company Limited and Sinopec Corporation.

(iii) Financing Plan. We anticipate using our financing plan as a competitive tool. Our goal is to duplicate the type of financing plan and related financial instruments used by utilities in the United States, including the issuance of subsidiary level, non-recourse debt, preferred stock and holding company fixed income issuances. Such a financing plan can not only give us a favorable cost of capital, but enhance investor returns and keep investor dilution at a minimum.

We are in a very capital intensive business. Our income will depend on our ability to issue the above financial instruments. There can be no assurance, however, that we will be successful in issuing or selling such instruments to investors which would have a direct and negative impact on our future earnings.

(iv) Employ the Best Management.  We have a team of senior executives who are industry experts each with a track record of success in managing larger Chinese petroleum and/or gas companies. Our founder and Chief Executive Officer, Mr. Yu-Chuan Liu, is a natural gas industry expert with over 20 years experience in senior management positions at Petro China and China Gas Holdings Limited, a Hong Stock Exchange listed PRC company. Our Chief Operating Officer, Mr. Shu-Wang Li, was previously the chief engineer for a Hong Kong Stock Exchange listed company and has over nine years of industry experience. Our Chief Engineer, Mr. Shu-Kui Bian, is one of the draftsmen of the PRC national standard for urban gas supply, and was previously the chief executive officer of the First Oil Extraction Plant of North China Oilfield.

Chinese Natural Gas Industry Overview

Sources of Energy

Although the PRC is the world’s second largest energy consumer, its energy consumption per capita is lower than the per capita level in most other countries. This is largely due to the fact that a large portion of the Chinese population lives in rural areas where access to energy sources is limited and the energy supply infrastructure in the PRC is still relatively underdeveloped. Energy consumption is concentrated in the urban areas where there is greater access to energy sources.

Traditionally, the PRC has relied heavily on coal and crude oil as its energy sources. According to the China Statistical Yearbook, in 2002, coal, crude oil, hydro-electricity and natural gas accounted for 68.0%, 23.2%, 6.6% and 2.2%, respectively, of the PRC’s total energy consumption. In 2003, the ratios were 68.0%, 23.0%, 7.9% and 2.5% respectively. Traditionally, natural gas has been primarily used as a raw material for chemical fertilizer and to operate oil and gas fields. Accordingly, most natural gas is consumed for production of fertilizer. Only a little over 10% of natural gas is consumed as a fuel for cogeneration and residential use. (Source: The Institute of Energy Economics of Japan).

The PRC’s heavy reliance on coal is out of line with world consumption rates for the same time period which was 22.2% (Source: Energy Information Administration, U.S. Department of Energy). The use of coal, however, causes air pollution and other negative consequences to the environment. In the PRC, the heavy use of unwashed coal has lead to large emissions of sulfur dioxide and particulate matter. An air pollution study conducted by the World Health Organization in 1998 showed that seven of the 10 most polluted cities in the world were located in the PRC. As such, there have been serious environmental concerns in many countries around the world and resulted in a global trend to reduce coal usage. In consideration of such trends, the PRC set out a policy to raise the share of natural gas in the country’s energy mix in its Ninth 5-Year Plan (1996-2000). At the local government level, in many locations where natural gas supply is available, local governments often require all new residential buildings to incorporate piped gas connections in their designs as a condition to the issuance of the construction or occupancy permits. Before 2000, the gas distribution had principally been served by local municipal governments. Since then, the industry has been open to private sector, whose investments have fostered the wide use of natural gas in thePRC. The natural gas industry has been deemed by the PRC government as a suitable industry for public and private investments.

China’s Natural Gas Reserves and Gas Pipeline Infrastructure

Recognizing the serious problems caused by heavy reliance on coal usage, the PRC government has aggressively moved to reduce coal usage by substituting coal with other more environmentally friendly forms of fuel, such as natural gas. The PRC abounds in rich natural gas reserves, which are distributed principally in Xinjiang, Sichuan and Inner Mongolia in the western and north-central PRC, respectively. According to the Second Oil and Gas Reserve Assessment published by the Geological and Mineral Resources Department of China, natural gas reserves in China are estimated to be 38,000 billion cubic meters with 30,000 billion cubic meters onshore and 8,000 billion cubic meters offshore. These reserves are sufficient for 74 to 120 years of Chinese consumption based on the current consumption levels.

Because the PRC’s largest reserves of natural gas are located in the western and north-central PRC, it requires a significant investment in gas transportation infrastructure to carry natural gas to eastern cities and the rest of the PRC. Until recent years, the PRC’s natural gas consumption was limited to local natural gas producing provinces because of the lack of national long-distance pipeline infrastructure. For example, Sichuan province, which is well known for its production of natural gas, has a local gas transport network. In the northwest, areas near the Daqing field in Heilongjiang province and the Liaohe oil field in Liaoning province have benefited from associated gas sent via gas pipeline. Because natural gas transportation was limited to areas near production sites, low cost gas supply was possible.

The principal method for transportation of natural gas from a source to end users is by means of pipelines. In order to develop the natural gas industry, it is essential that the necessary pipeline infrastructure be in place so that natural gas is easily accessible for distribution to end users at affordable cost.

In accordance with the PRC government’s Tenth 5-Year Plan (2001-2005), the country’s longest pipeline, known as the West-East Pipeline, was constructed and went into operation in January 2005. It transports natural gas to demand centers in the southeast from deposits in the western Xinjiang province to Shanghai, picking up additional gas in the Ordos Basin along the way. The West-East Pipeline starts at Lunnan in the Xinjiang Autonomous Region and ends at Baihe Town in Shanghai. It travels through 10 provinces including Xinjiang, Gansu, Ningxia, Shaanxi, Shanxi, Henan, Anhui, Jiangsu, Zhejiang and Shanghai. The full length of the pipeline is about 4,200 km with a designed annual throughput capacity of 20 billion cubic meters, a delivery pressure of 10 Mpa and 35 processing stations along the pipeline.

There are other pipelines linking smaller natural gas deposits to consumers, such as the pipeline linking the Sebei natural gas field in the Qaidam Basin with consumers in the city of Lanzhou, Ganshu province in the northwest, and a pipeline linking natural gas deposits in Sichuan province in the southwest to demand centers in Hubei and Hunan provinces in the central PRC.

In its Eleventh 5-Year Plan (2006 - 2010), the PRC government re-affirmed its commitment to making significant investments in the expansion of the natural gas pipeline infrastructure over a period of 20 years.

The Gas Delivery Process

The natural gas delivery process is categorized by three segments: production, transmission and distribution. Production involves underground exploration, drilling, extraction and purification of the natural gas. After extraction from a gas well, natural gas is transported to nearby refineries for removal of water and other impurities. The natural gas is then transported from the refineries via long distance pipelines under extremely high pressure facilitating the supply to a large number of locations near these pipelines at high speeds. The long distance pipelines are owned and operated by PRC state owned oil and gas exploration and production companies.

Distribution companies (such as Beijing Gas) distribute natural gas to end users and often own the gas pipeline infrastructure rights of an operational location (including the intermediate pipelines, the processing stations, the main pipelines and the branch pipelines). A distribution company purchases natural gas from oil and gas exploration and production companies. The distribution company determines the method of delivering natural gas to its desired destination after taking into account factors such as the distance between the collection and delivery points and the expected demand for gas from the relevant gas supply locations.

The collection of CNG and LNG involves the delivery of the gas by truck from gas wells or stations located along the relevant long distance pipeline to a processing station. If an intermediate pipeline is constructed, the intermediate pipeline transports the natural gas under high pressure to a processing station. Such processing stations may contain CNG or LNG pressure regulating facilities which will depressurize the CNG or LNG to natural gas under medium pressure and/or natural gas pressure regulating facilities to reduce the pressure of natural gas from high pressure to medium pressure, before transferring the natural gas to a local pipeline.

The processing station is usually located on the outskirts of an operational location for safety reasons and it provides certain ancillary facilities:

☐	To add bromine to the gas to enable the detection of leakages when the gas is transmitted through the main pipelines, and

☐	To store gas under high, medium or low pressure to be used as reserves for future unexpected fluctuation in demand.

High pressure gas storage tanks usually have thicker walls and therefore, are more expensive to construct than gas storage tanks for storage of gas under medium or low pressure.

After processing, the gas is transmitted under medium pressure to the local pipelines. Local pipelines are laid within an operational location and represent the backbone of the local gas delivery system. Different sections of the local pipelines operate at slightly different pressures, with computer controlled regulators controlling the flow of natural gas for delivery to end users via the branch pipelines and customers’ pipelines.

When there is a demand for a connection of gas to a particular area within a gas supply location, the distribution company will invest in the construction of the branch pipelines to connect the main pipelines to the pressure regulating boxes located in the end-users’ buildings or premises. The pressure regulating box reduces the natural gas to a lower pressure before the natural gas is transmitted to the customers’ pipelines. Customers’ pipelines transmit the natural gas through the pressure regulating box to the end users.

Demand for Natural Gas

Currently, natural gas consumption in the PRC accounts for less than 3% of its total energy consumption. However, driven by environmental pressure from the demand side and improvements in social infrastructure with economic growth, in the west in particular, and stable energy supply, it is anticipated that the use of natural gas will grow very rapidly in the PRC over the next 20 years.

Natural Gas Suppliers

There are approximately 60 natural gas supply companies in the pRC. Among them, China National Petroleum Corporation Group (“CNPC”), China Petroleum and Chemical Corporation Group (“Sinopec”), and China National Offshore Oil Corporation Group (“CNOOC”) account for more than 90% of the total national production. In 2002, production by CNPC, Sinopec and CNOOC accounted for 68.9%, 15.2% and 11.4%, respectively, of the total national production. CNPC and Sinopec own and primarily operate onshore pipelines while CNOOC owns and operates virtually all off shore pipelines. Before 2000, the gas distribution had been principally served by local municipal governments. Since then, natural gas industry has been designated by the PRC government as a suitable industry for public and private investment and has been open to private investment which has fueled the development of the industry and fostered a wider use of natural gas in the PRC.

Our Business Activities

Our business consists of three activities conducted in sequence for us to eventually own and operate a natural gas distribution system in a given operational location:

1. Development—(i) identifying distribution opportunities by conducting preliminary reviews and feasibility studies of new operational locations, and (ii) securing authorization by and/or franchise arrangements with local governments, negotiating supply agreements with potential customers, and implementing the related documentation;

2. Construction—building both natural gas storage and distribution networks; and

3. Operations—supply and sale of natural gas and related services to customers at the operating location.

Development

(i) Identifying distribution opportunities in new operational location: Our business development team actively explores and identifies suitable areas of service by conducting market research on potential operational locations where the demand for piped natural gas is desired. Because of experience and ongoing cooperation with governmental authorities, we also receive invitations from local governments to bid for new natural gas projects or to take over existing natural gas projects.

As the piped natural gas supply industry in the PRC is still in the early stages of development, most areas in the PRC are not yet supplied with piped natural gas even though they may be in close proximity to natural gas sources. Due to the capital intensive nature of new natural gas distribution projects, we are very selective in our choices for new operational locations.

The selection of new operational locations is determined after conducting preliminary evaluation and studies on the target locations, and return on investment. The criteria for any potential operational location that are investigated and documented by us are:

1.	Size and density of population.
2.	Economic statistics of the targeted locations.
3.	Extent and concentration of industrial and commercial activities.
4.	New property development in the target location.
5.	Projected levels of connection fees and gas usage charges.
6.	Extent of the local government’s commitment to environmental protection, environmental policies in place, and the local population’s awareness of environmental issues.
7.	A determination of exclusive operational rights and preferential treatment on tax and governmental fees.
8.
Types of gas supply (piped natural gas, CNG or LNG) and methods of delivery. Intermediate pipeline is used if the gas source, or long distance pipeline, is located within 100 km. CNG trucks are deployed if the gas source, or long distance pipeline, is located within 300 km. There is no distance restriction for LNG delivery. Generally, LNG trucks are used if the gas source, or long distance pipeline, is located beyond 300 km.

9.
For an acquisition of existing natural gas projects, the cost of acquisition, quality of assets and/or business are also valued. In addition, the liabilities of the business are analyzed along with any other perceived or actual problems encountered.

Based on the findings of the investigation, our business development team will decide whether to make a recommendation to management for approval to proceed with discussions and negotiations on a new project. We have conducted dozens of preliminary evaluations since our inception in 2003. We have an aggregate of 26 completed or partially completed operational locations and 12 operational locations under development.

(ii) Securing a New operational location. Once we have approved a potential natural gas distribution project in an operational location, we normally set up a local independent subsidiary, also know as a project company, to administer the project for its lifetime. We then prepare and submit a detailed gas project proposal to the local government and commence negotiations on major issues such as the granting of exclusive rights or rights of first refusal to supply gas to that location, proposed connection fees and gas usage charges and whether any tax and other concessions or favorable policies will be granted by the local government. Once established, the project company will conduct a series of marketing and promotional campaigns (which may include joint promotional campaigns with the local government) to increase public awareness of piped natural gas in the operational location. Concurrently, we begin actively seek out potential customers in the operational location and negotiate the terms of supply contracts with the aim of entering into supply contracts as soon as possible with such customers.

Construction

(i) Design stage. The design of the gas pipeline infrastructure for a natural gas distribution project includes the processing stations, the local pipelines and other ancillary facilities such as gas storage tanks. It is carried out by a government approved design institute in accordance with our requirements and specifications. It also takes into account the local population size, the development of the economy, the utilization of energy resources and the environmental conditions. The design takes into consideration our technical requirements, the needs of the local population and the environmental conditions of the area covered by the design. The master design is subject to approval by the local city construction department. The design stage normally takes two to three months.

(ii) Construction Stage. Once the design is approved, we invite independent qualified contractors to tender bids for the construction work. The selection criteria for the contractors include their qualifications, experience, expertise, reputation, familiarity with the local environment, prior experience with us and price. We generally enter into turnkey contracts with independent contractors for construction, installation and maintenance of the natural gas pipelines. We pay a down payment with the remainder to be paid upon completion of the project. At the time of entering into turnkey contracts, we source raw materials such as piping, gas regulating equipment and machinery. We have strict quality control procedures for the sourcing of supplies for all construction purposes.

Our internal engineers and independent external inspectors monitor the entire construction process to ensure that each stage of construction meets our quality and safety standards and the relevant regulatory requirements.

For a given operational location, although the gas pipeline infrastructure is designed to cover the entire operational location, our construction program focuses on early gas delivery to areas of concentrated customer demand within such operational location. This ensures that natural gas supply can begin as soon as the essential gas pipeline infrastructure and facilities such as the processing stations and the intermediate pipelines are completed. Construction work in a target area will gradually extend to cover the whole operational location, which typically takes two to five years.

Operation.

Once the necessary gas pipeline infrastructure is in place in a given operational location, we begin the design and construction of the branch pipelines and customers’ pipelines pursuant to gas supply contracts with customers. The designs of branch pipelines and customers’ pipelines are normally prepared by us, reviewed by a government approved design institute, and carried out by external contractors. Upon completion of the construction of the branch pipelines and customer pipelines in the operational location, we begin to supply and sale natural gas and related services to customers within the operational location pursuant to supply contracts with such customers.

Gas Distribution System

The chart below illustrates our gas distribution system. We purchase gas from our suppliers, who are state-owned petroleum companies, at their processing centers close to our operational location. The natural gas we purchase is compressed from piped natural gas into CNG or LNG and placed in canisters. We then transport the CNG and LNG by truck to our processing stations in various operational locations for storage, decompression and gasification. The gas will through go though our pipeline system to reach our end users.

For chart, pleas refer to our report filed on September 7, 2006.

Products and Services

Presently, we generate revenues primarily from the sale of connection services to end users’ pipelines to our natural gas distribution system for which we charge connection fees, and sale of natural gas for which we charge the customers based on usage.

Historically, connection fees and sales of natural gas constituted more than 90% of our total revenues. Connection fees were $0.7 million and $8.2 million for the fiscal years ended December 31, 2004 and 2005, respectively, constituting 16.3% and 75.2% of total revenues for the years ended December 31, 2004 and 2005, respectively. Sales of natural gas were $3.2 million and $2.7 million for the fiscal years ended December 31, 2004 and 2005, respectively, constituting 74.4% and 24.8% of the total revenues of the total revenues for the years ended December 31, 2004 and 2005, respectively. Connection fees and sales of natural gas were 0.4 million and 1.1 million for the six months ended June 30, 2006, respectively, constituting 24% and 76% of our total sales.

Sales and Marketing

The Company’s main sales office is located in Beijing, which is responsible for managing our overall sales and devising our marketing strategy. We establish a project company at each operational location and the local sales and marketing team of each project company work together with the main office team to structure an appropriate plan accommodating the specific needs and circumstances of the operational location. The sales and marketing team is responsible for company image and brand building, as well as promoting the advantages and concept of using natural gas as a necessary part of modern day life. Once established, a project company will implement a series of promotional campaigns (which may include joint promotional campaigns with the local government) to increase public awareness of piped natural gas in an operational location. At the same time, the project company begins actively seek out potential customers in the operational location and negotiate the terms of supply contracts with the aim of entering into supply contracts with such customers as soon as possible.

Our marketing team plays an active role in lobbying the relevant government authorities during the negotiation stage.

Materials and Suppliers

Natural Gas

The principal supplies purchased for our business are natural gas, pipes, machinery and equipment. Purchase of natural gas represented 94.5%, 61.64% and 90.89% of our total purchase of supplies for the for the six months ended June 30, 2006 and the fiscal years ended December 31, 2005 and 2004, respectively. Generally, approximately 99% of the natural gas we purchase is CNG and approximately 1% is LNG.

Our principal CNG supplier has been the Fourth Oil Extraction Plant of the North China Oilfield (the “North China Oilfield”), a subsidiary of Petro China. Our LNG supplier has been Henan Zhong Yuan Lu Ye Advanced Technology Ltd. Co. (“Henan Zhong Yuan”). Historically, we have purchased approximately 90% of our total purchases of CNG from North China Oilfield and 100% of our total purchases of LNG from Henan Zhong Yuan.

We have long term supply contracts with these suppliers and have not experienced any shortage of natural gas supply in the past. To prepare for growth, we have also entered into agreements with new suppliers to meet our growing demands.  These contractual relationships with our suppliers allow us to pursue natural gas distribution projects in a wide range of operational locations. So far, we have not experienced any shortage of supply of natural gas in our operations.

The wholesale price of natural gas is agreed upon between the suppliers and us with reference to the wellhead price, distance of transportation, purification fees and the supplier’s operating costs. The wellhead price of natural gas, which is determined by the PRC State Development and Planning with approval from the PRC State Council, is currently set at $0.12 per m3 with a 10% allowance for upward or downward adjustments as a result of negotiations between suppliers and distribution companies, such as Beijing Gas. Generally, we are only required to pay for the actual quantity purchased and there is no penalty should we purchase less than the stated amount.

Pipes, Machinery and Equipment. We purchase pipes of various size and thickness domestically for installation in different segments of our natural gas pipeline infrastructure according to specifications that comply with PRC standards and regulations. We also purchase machinery and equipment, both domestically and abroad. Machinery and equipment are sourced domestically and internationally from the United States and Europe. Payments for equipment, pipes and machinery are purchased with credit terms ranging from 30 to 90 days.

Gas Appliances. As residential customers often require us to provide gas appliances, such as gas meters, we purchase gas appliances in bulk directly from manufacturers in China and maintain a limited inventory of the gas appliances. We also provide repair and maintenance service to the gas appliances supplied. We generally provide an one-year warranty of our gas distribution system to our customers, during which time we provide free check-up of the pipeline and repair for any appliances we provided.

Customers

We have two principal types of customers: (i) residential customers and (ii) commercial and industrial customers. Our sales to residential customers and industrial customers represented 68.7% and 18.9% of our net sales, respectively, for the fiscal year ended December 31, 2005; 16.4% and 1.39% of our net sales, respectively, for the fiscal year ended December 31, 2004; and 36.9% and 54.23% of our net sales, respectively, for the six months ending June 30, 2006. Sales to miscellaneous customers who are neither residential nor industrial or commercial customers accounted for the remainder of our sales.

Residential Customers. Natural gas is primarily used by residential owners for cooking as well as water and space heating. We market directly to property developers, government departments and organizations, private companies and state-owned enterprises as these entities enter into master supply contracts with us for the connection of gas to all the units within a residential development (new or existing, owned by such entities or their respective employees). These entities are responsible for making, or they coordinate with the end users to facilitate our efforts in collecting the advance payment of connection fees, while gas usage charges are paid by the individual end users. With new residential developments, connection fees are collected in advance by installment based on the ratio-of-completion of the pipeline construction work. We receive full payment of connection fees when construction is completed regardless of whether the units are sold or occupied. The actual supply of gas commences after the unit is occupied.

We also market to existing buildings without piped natural gas supplies. Representatives of the buildings will consult individual households as to whether they wish to have piped natural gas supply and coordinate the collection of connection fees from the end users on our behalf. Both connection fees and gas usage charges are payable in advance by the individual end users. We provide connection services and supply gas at market price after receiving payment. Pipelines and gas appliances are owned by the end users, with one-year quality guarantee by us. We maintain the pipelines outside the end user’s homes. The contracts are generally renewable on a yearly basis.

At present, we have approximately 132 master supply agreements for the supply of gas to 30,788 end users in Beijing, Tian Jin, He Bei and Jiang Su. About 36 out of these master supply agreements serve more than 200 end users. Our top residential customers were Gu Lou Eastern District Managing Office of Pei County Tian Ma We Ye Co., Xu Zhou Municipal Jin Xiu Zhi Ye Ltd. and Beijing Mi Yun Jing Xi Wu Ye Managing Center, sales to whom accounted for 6.16%, 10.85% and 3.98%, respectively, of our total sales for the fiscal year ended December 31, 2005.

Industrial and Commercial Customers. Our industrial and commercial customers use natural gas primarily for heating, air conditioning, water heating and cooking purposes. These customers include owners of hotels, restaurants, office buildings, shopping centers, hospitals, educational establishments, sports and leisure facilities and exhibition halls. Natural gas has a wide variety of applications for industrial customers such as fuelling industrial boilers, furnaces, ovens, incinerators, foundries and steamers as well as water and space heating in staff canteens and dormitories within the industrial customers’ premises. We enter into supply contracts with these customers for the connection of gas to their premises, and both connection fees and gas usage charges are borne by such customers.

The table below presents information about our industrial and commercial customers for the period indicated:

	Percentage of Sales
Customers	6 months ended June 30, 2006	Fiscal year ended December 31,
		2005	2004
Hebei Zhong Gang Steel	39.4%	15.1%	--
Pei County Tian Ma Wu Ye	--	10.6%
Elite (Lang Fang) Textile	--	0.4%	--
Tang Shan Chang Sheng	9.1%	1.0%	--
Tang Shang Heng Tong	--	2.4%	--
Total	48.5%	29.5%	--

Our agreement with Tang Shang Heng Tong expired in March 2006 and we intend to extend the agreement.

During the fiscal year ended December 31, 2004, our top two customers were Beijing Zhong Ran Xiang Ke and Beijing Hong Ji Chuang Ye, which purchased gas from us for distribution to their end users and were neither residential, nor industrial and commercial customers. Our sales generated from Beijing Zhong Ran Xiang Ke and Beijing Hong Ji Chuang Ye accounted for 54.2% and 13.8% of our total sales for the fiscal year ended December 31, 2004, respectively. Since 2005, we have reduced gas supply to customers that contributed little to our profit margin since 2005, among whom are Beijing Zhong Ran Xiang Ke and Beijing Hong Ji Chuang Ye.

Pricing and Regulations

We determine connection fees based on a detailed analysis of factors such as estimated capital expenditure, number of users, expected penetration rates, income levels and affordability to local residents. We arrive at gas usage charges after taking into consideration the wholesale price of gas, operating costs, price of substitute products, internal business model margins and the purchasing power of local residents. Connection fees and gas usage fees are subject to the approval of the local state price bureau. Future price increases are also subject to the same approval process. In considering applications for an increase in gas usage charges, the local state price bureau may consider factors such as increases in the wholesale price of gas or operating expenses, inflation, additional capital expenditure, and whether the profit margin remains fair and reasonable.

Connection Fees

We charge residential customers a flat connection fee for connections to each type of gas appliance, typically cooking stoves, water heaters and boilers. The level of connection fees varies among operational locations and are approved by the relevant local state price bureau. The average of these connection fees for the company in 2005 was approximately $270 per household.

For commercial and industrial customers, the connection fee is determined based on the facility capacity (on a m3 per day basis). Should additional capacity be needed, these customers are required to pay additional connection fees for the additional capacity installed. When entering into master supply contracts for mass connections, we usually require the payment of deposit from customers while the balance is payable in accordance with the terms set out in the contracts. In the event customers default in the payment of connection fees, we will not start the supply of natural gas until the connection fees are paid.

The deposit received from customers upon the signing of supply contracts generally funds the majority of our capital costs in any new operational location.

Gas Usage Charges

Gas usage charges are based on actual usage on a per m3 basis. The gas usage charges per m3 vary between operational locations and the payment mechanism between different categories of customers varies.

Since our inception, the majority of our residential customers have purchased gas units in cash at our sales outlets with details of the prepaid gas units stored electronically on a debit card. The debit card is inserted into a debit card debit gas meter installed at the end user’s premises to activate the gas supply. Units of gas used are deducted from the debit card. When the level of prepaid gas units drops to a certain level (currently pre-set at 3 m3), the gas meter will produce a sound signal to remind the customer to replenish the value stored in the debit card. Over 70% of our residential customers utilize the debit card payment method. This payment method provides significant advantages to us as all gas purchases are prepaid—not at the point of sale or in arrears.

For those residential customers without a debit card gas meter installed and for commercial and industrial customers, payments for natural gas usage are made in arrears. Gas meters that record actual gas consumption are installed at the end users’ premises and meter readings are taken physically by US every month. Monthly bills based on the prior month’s actual usage are then sent to customers. In the event customers default in payment of gas usage charges, gas supply will be suspended within one month of billing. No customers’ gas supply was suspended as a result of default in payment during 2005.

Regulatory Framework for Natural Gas Distribution Companies

Pricing Regulations

We purchase natural gas from natural gas wholesalers, which are State Owned Enterprises and who must comply with the PRC natural gas pricing regulations. The wholesale price of natural gas payable by distribution companies, such as Beijing Gas, to the suppliers of natural gas is comprised of three components, the wellhead price, the pipeline transportation tariff and the purification fee. The wellhead price is fixed by the PRC State Development Planning Commission, and is currently set at $.12 per cubic meter with a 10% allowance for upward or downward adjustments for negotiation between suppliers and distribution companies. The pipeline transmission tariffs are determined by reference to the investment costs of the relevant long distance pipeline, depreciation, wear and tear and the distance of delivery. The purification fee is based on the actual purification costs of the suppliers. Both the pipeline transmission tariffs and the purification fee must also be approved by the PRC State Development Planning Commission.

Pricing of Natural Gas - per cubic meter
	2001	2002	2003	2004	2005
	USD $
Wellhead	$0.08	$0.08	$0.09	$0.09	$0.12
Pipeline	$0.09	$0.09	$0.09	$0.09	$0.09
Purification	$0.01	$0.01	$0.01	$0.01	$0.01
Total	$0.18	$0.18	$0.19	$0.19	$0.22

Operational and Construction Permit

In the PRC, companies in the gas distribution business must also obtain an operational permit from the PRC Ministry of Construction to begin operation. In addition, a construction permit must be obtained if such gas distribution company also engages in construction. In both cases, the PRC Ministry of Construction will review the qualifications and experience of the management and technical staff of the distribution company and consider whether the distribution company is capable of fulfilling the operational and construction standards.

As of the date of this Current Report, Beijing Gas and all of our project companies and branch offices have the necessary operational permits, except for eight project companies and one branch office. We anticipate that seven of our Project Companies will obtain the operational permits by the end of September, 2006.

Safety Regulations

As a natural gas distributor, Beijing Gas is regulated by the relevant stipulations of Administrative Rules on the City Gas Safety jointly promulgated by the PRC Ministry of Construction, PRC Ministry of Labor and PRC Ministry of Public Security effective in May 1991.  According to such rules, the manufacture, storage, transportation, operation, usage of city gas, design and construction of gas-related projects, and the manufacture of gas-related facilities shall be subject to relevant safety requirements and qualifications.

Income Taxes

Pursuant to the tax laws of PRC, general enterprises are subject to income tax at an effective rate of 33%. Beijing Gas is in the natural gas industry whose development is encouraged by the government. According to the income tax regulation, any company engaged in the natural gas industry enjoys a favorable tax rate. In addition, Beijing Gas has been approved as a high technology company and has been enjoying preferential income tax treatment under the PRC’s income tax policies that provide certain preferential income tax treatment to entities qualified as high technology entities. Under such policies, Beijing Gas is exempt from corporate income taxes for the first two years commencing from its first profitable year and thereafter, will be entitled to a 50% tax reduction for the succeeding three years. Our first profitable tax year was 2003. Accordingly, our income would be subject to a reduced tax rate of 9% from 2005 to 2007. From 2008, the income tax rate will be 18%. The subsidiaries of Beijing Gas are subject to the effective rate of 33%, but almost all income is earned by Beijing Gas.

Safety and Quality Control

Safety Control

We are focused on safety, have implemented a safety system and set up a safety department to oversee safety issues for all of our operations. We carry out routine inspection of the branch pipelines, customers’ pipelines, gas meters and gas appliances at the customers’ premises twice annually. These semi-annual inspections are free unless major repairs are required in which case we charge the customers for labor, replacement parts and other materials used for the repairs.

We believe in educating users about safety procedures. Before gas is actually supplied, we provide a thorough explanation of safety procedures to end users, holds regular seminars, and distributes brochures and booklets on safety. We have a 24-hour telephone help line for enquiries and reporting of emergency matters.

In order for us to monitor the operations of the pipelines for abnormal gas usage, gas leakages, or any other irregularities, we collect information about the temperature, pressure and volume of gas from key points along the main pipelines. The information is collated in the control center located in the head office of each operational location for analysis. We utilize process control instrumentation known as Supervisory Control and Data Acquisition systems whereby a number of small detectors are installed along the pipelines to collect information and process the data real time at the control center electronically. Each Project Company conducts a major inspection of its pipelines, processing station(s) and other equipment at least once annually. If gas leakages or any other irregularities are detected, we will take remedial action immediately.

Due to the strict implementation of safety control procedures, there have been no major accidents which have resulted in serious injury or death since our inception.

Quality Control

Quality control begins in the design and construction phase of the natural gas supply infrastructure. The quality control team regularly makes inspection visits and conducts tests to ensure that the construction work meets our required standards as well as National and local regulations.

We also have strict quality control procedures for the sourcing of raw materials. We only purchases from its approved list of qualified suppliers and such suppliers have fulfilled the relevant requirements in accordance with National standards.

In order to monitor the quality of gas purchased by us, we obtain gas composition reports regularly from our gas suppliers with data on the heat content and composition of impurities. We also conduct regular tests on the gas purchased in order to verify the quality.

Research and Development

We have eight full-time employees engaged in the company-sponsored research and development (“R&D”) efforts. These employees specialize in the fields of energy, mechanical and electronic engineering. For the fiscal year ended December 31, 2005 and 2004, respectively, we expended $545,364.45 and $216,497.35 on R&D activities. Areas that are targets of our ongoing research and development activities include:

☐	Methodology and practices to increase operating efficiency and safety standards.
☐	Expansion of the applications for natural gas, such as gas fuelled air conditioners, washing machines and dryers, and the use of CNG in motor vehicles.
☐	Improvements in gas storage and transportation systems.

Our R&D department stays abreast of natural gas-related developments domestically and internationally by regularly attending domestic and international natural gas conferences that include exchange programs with international natural gas companies.

Competition

Since our inception, we have focused on supplying natural gas to small cities in the PRC where the average population is 250,000 and below, the natural gas penetration rate is typically 0%, and where we are able to obtain exclusivity for natural gas distribution from the local government. In entering into these small cities, we are generally authorized to be the sole supplier of natural gas by the local governments pursuant to franchise agreements for a typical term of 25 to 30 years. This differs from the bigger natural gas distribution companies which have focused on a few areas with large populations. The larger cities are very competitive markets that tend to offer less flexibility for `advantageous pricing arrangements. For a typical small city project, the company’s initial investment is only about $500,000 with an average IRR of 31% over the life of the project. Due to its small city focus where the operating cost is low and competition is much less intense, we believe we generate at or above-industry-average profit margin and return.

As we compete principally with small- to medium- sized private companies in the natural gas distribution industry, the information about our competition and competitive position is limited. Based on the information available to us, we estimate that there are approximately 200 hundred small- to medium- sized private gas distribution companies in the PRC. Most of these small- to medium- sized gas distribution companies target local towns, rather than cities in different provinces as we do, and operate an average of 3-4 natural gas distributions systems, as compared to 20 natural gas distribution systems that we operate.

Based on the division of the administrative districts in the PRC as of December 31, 2005, there are approximately 2,862 small cities in the PRC with a population between 100,000 to 300,000. Among them, 800 small cities have the potential to be supplied with natural gas and 100 small cities have already been supplied with natural gas. Among the 100 small cities where natural gas is already available, Beijing Gas is the distributor to 23 of them, and, therefore, we believe we have the largest market share as compared to other private companies targeting the natural gas market among small cities. In addition, compared with us, many other gas distribution companies don’t secure long-term stable supply contracts with natural gas suppliers and have few industrial customers.

There are five gas distribution companies in China on the Hong Kong Stock Exchange: Xinao Gas Holdings Limited, China Gas Holdings Limited, Panva Gas Holdings Limited, Zhengzhou Gas Company Ltd., and Chinese People Gas Holdings Company Limited. These companies focus more on supplying natural gas in bigger metropolitan areas, and. therefore do not compete with us directly. However, Beijing Gas operates very similarly to some of these publicly listed PRC gas companies (with the exception of Zhengzhou Gas Company Ltd. and Panva Gas Holdings Ltd.) where significantly revenue and profit are generated from the construction of local gas pipeline and connection of the pipeline to end users. This is primarily due to the PRC’s extremely low natural gas penetration rate (below 3% on a national basis). Therefore, the PRC gas companies behave very differently from the traditional gas utilities and exhibit financial characteristics such as high growth rate, high profit margin and relatively longer receivable collection periods due to the construction cycle. We plan to compete with some of these companies in the future as our operation grows.

Intellectual Property

We do not hold have any registered trademark or patent. See “We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs,”
under “Risk Factors” for risks related to the technology we use.

We own and operate a website under the internet domain name www.weiyegas.com. The information contained in our websites is not incorporated by reference to this Registration Statement.

Insurance

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and Beijing Gas has never experienced significant failures or accidents, there can be no assurance that Beijing Gas would not face liability in the event of any failure or accident. We plan to purchase property insurance to cover our manufacturing plants, equipment and office buildings by the end of 2006.

Beijing Gas and its subsidiaries maintain social insurance for their staff and employees in accordance with relevant compulsory requirements under the PRC laws and have compulsory insurance and fixed-sum insurance for cars and other vehicles.

Employees

Presently we have 166 full-time employees, including 50 technicians, 6 management personnel, 23 branch managers, 30 engineers and eight R&D personnel.

Government Regulation

The pricing of the natural gas in China is subject to central and local government regulations or approval. The wholesale price of natural gas payable by distribution companies, such as Beijing Gas, to suppliers of natural gas in the PRC is comprised of three components: the wellhead price, the pipeline transportation tariff, and the purification fee. The wellhead price is fixed by the PRC State Development Planning Commission (“SDPC”). Both the pipeline transmission tariffs and the purification fee must also be approved by SDPC. See “Regulatory Framework for Natural Gas Distribution Companies” in Item 2.01 of this Current Report for more detailed discussion.

Under certain regulations in the form of public notices issued by the PRC State Administration of Foreign Exchange, or SAFE, our shareholders who are PRC resident entities or individuals are subject to certain registration requirements due to the status of GAS (BVI) and Dolce as “SPC”s (as defined under the public notice issued by SAFE on October 21, 2005). These regulations would prohibit Beijing Gas from distributing dividends or profits to GAS (BVI) and/or Dolce as “SPC”s unless the registration requirements are complied with. The registration procedures were completed and Beijing Gas obtained a SAFE certificate from SAFE’s Beijing office in August 2006. Our PRC counsel advised us that the SAFE certificate will allow Beijing Gas to distribute dividends and profits out of the PRC.

 We are subject to PRC regulations that require a company that is in the gas distribution business to obtain an operation permit, and a construction permit if such company also engages in construction, from the PRC Ministry of Construction to begin operation and/or construction, as the case maybe. Fuel service station standards are subject to regulation by the PRC Ministry of Construction, the PRC General Administration of Quality Supervision, and the PRC Bureau of Inspection and Quarantine. Certificates will be issued upon satisfactory inspection of service stations. In addition, there are various standards that must be met for filling stations including handling and storage of gas, tanker handling, and compressor operation. These standards are regulated by local construction and gas filed operation regulating authorities. Inspections are carried out and certificates for handling of dangerous agents are issued by relevant local authorities.

Other than the foregoing, Beijing Gas is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

As of the date of this Current Report, we believe we are in compliance with all relevant PRC rules and regulations with regards to our facilities, supply and overall operation as a distributor of natural gas.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Beijing Gas, appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Current Report.

Overview

We are engaged in the development of natural gas distribution systems in small- and medium-sized cities in China, as well as the distribution of natural gas to residential, commercial and industrial customers in China, through our indirectly-owned subsidiaries in the PRC, Beijing Gas and its subsidiaries. We also have a subsidiary, Pegasus Tel, Inc. which owns and operates payphones. We plan to spin off our payphone operation by the end of 2006 by making a dividend of the Pegasus Tel, Inc. shares to our shareholders of record as of August 30, 2006. The discussion and analysis in this Section is focused on our natural gas business operated by Beijing Gas and its subsidiaries in China. See Item 1.01 Entry into a Material Definitive Agreement for more details regarding the Reverse Merger Transactions and Item 2.01 Completion of Acquisition or Disposition of Assets, “Our Corporate Structure” for details regarding our corporate structure and the history of the Company, Gas (BVI) and Beijing Gas.

Beijing Gas is organized as a holding company with 13 subsidiaries, known as project companies, in three provinces, and four branches offices in Beijing, as shown on the corporate structure chart provided below. The project companies are the operating subsidiaries of Beijing Gas. Each project company operates as a local natural gas distributor in a city or county, known as an operational location, under an exclusive franchise agreement between Beijing Gas and the local government or entities in charge of gas utility, pursuant to which Beijing Gas formed the project company to operate the natural gas distribution project in the operational location.

In addition, Beijing Gas holds a 40% equity interest in Beijing Zhong Ran Xiang Ke Oil and Gas Technology Co. Ltd. (“Beijing Zhong Ran Xiang Ke”), a PRC joint venture entity engaged in the business of development, licensing and sale of oil and gas technologies and equipment, and sale of self-produced products.

Through its subsidiaries, Beijing Gas is a natural gas services operator, principally engaging in the investment, operation and management of city gas pipeline infrastructure, in the distribution of natural gas to residential an industrial users, in the construction and operation of oil stations and natural gas stations, and in the development and application of oil and natural gas related technologies. Beijing Gas and it subsidiaries own and operate 20 natural gas distribution systems serving approximately 23,000 residential and four commercial or industrial customers. Our facilities include approximately 200 km of pipeline and delivery networks with a designed daily capacity of approximately 40,000 m3. Currently, we are constructing an additional four natural gas distribution systems and developing two more natural gas distribution systems. We own and operate natural gas distribution systems primarily in Hebei, Jiangsu, and Shandong provinces.

[orgchart2]

(1) See “Organizational History of Gas Investment China Co., Ltd. And Beijing Zhong Ran Wei Ye Gas Co., Ltd.” under Item 2.01, COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Results of Operations

Six month ended June 30, 2006 and six months ended June 30, 2005

We continued our growth in the six months ended June 30, 2006. During this period, we signed new gas supply agreements to provide natural gas connection to an aggregate of 30,027 residential units to our gas distribution network. In the six months ended June 30, 2006, we completed the construction and connection to supply gas for 7,780 new residential units out of the 30,027 new residential units. For the fiscal years ended 2005 and 2004, we completed gas supply projects to supply gas to an aggregate of 21,400 and 2,300 residential units, respectively.

As shown in the table below, for the six months ended June 30, 2006, our net sales, gross profit, income from operations, net income and gross margin all decreased as compared to the same period last year. These decreases were primarily caused by the decrease in connection fees for the six months ended June 30, 2006 as compared to the same period last year. The reduction of connection fees was caused by construction delay due to a longer winter period during this year. In general, our sales during the first half of the year represent less than 20-30% of total annual sales due to this seasonality. In addition, during the first half of 2006, we were constrained by a lack of working capital which we anticipate will improve with the completion of the Reverse Merger Transactions.

	Six months ended June 30		Change
	2006	2005
	US$	US$	%
Net Sales	1,499,540	2,468,226	-39.2%
Gross Profit	516,053	1,291,332	-60.0%
Income from Operations	235,409	1,021,064	-76.9%
Net Income	258,142	905,967	-71.5%
Gross Margin	34.4%	52.3%	-17.9%

Net Sales

Net sales were $1,499,540 for the six months ended June 30, 2006, a decrease of $968,685 or 39.2%, as compared to net sales of $2,468,226 for the six months ended June 30, 2005. The decrease was primarily due to the 73.7% decrease in connection fees for the for the six months ended June 30, 2006 as compared to connection fees for the six months ended June 30, 2005. As discussed earlier, the reduction of connection fees were primarily caused by a longer winter period in 2006, as well as our lack of working capital in the first six months of the year.

Sale of natural gas resulted in $1,140,883 in net sales for the six months ended June 30, 2006, or a 3.2% increase over the same period last year. During the first half of 2006, we entered into gas supply agreements to construct infrastructure and connect an aggregate of 35,027 new residential units to gas supply, however, we only completed the construction and connection for 7,780 out of the 35,027 residential units due to insufficient working capital. With the proceeds from the Private Placement Offering, we anticipate that we will be able to commence the construction and connection to supply gas to the remaining 27,247 residential units.

The table below presents information about our net sales for the periods indicated:

	Six Months Ended June 30				Change
	2006		2005
	US$	%	US$	%	%
Net Sales	1,499,540	100%	2,468,226	100%	-39.2%
Gas	1,140,883	76.1%	1,104,985	44.8%	3.2%
Connection	358,657	23.9%	1,363,240	55.2%	-73.7%

Gross Profit

Our gross profit for the six months ended June 30, 2006 was $516,053, a decrease of $779,279 or 60.0%, as compared to $1,291,332 for the six months ended June 30, 2005. The decrease was due to the fact that connection fees accounted for only 23.9% of the total net sales for the six months ended June 30, 2006, as compared to 55.2% for the six months ended June 30, 2005. Because the gross margin for connection fees is typically greater than 80% as compared to the gross margin of approximately 20% for gas sales, the reduction of connection fees as a percentage of total sales caused gross margins to decrease to 34.4% during the six months ended June 30, 2006 from 52.3% for the same period in 2005. Our gas sales were $221,611 for the six months ended June 30, 2006, an increase of approximately $98,154 or 79.5%, as compared to $123,456 for the six months ended June 30, 2005. The increase in gas sales was due to the commencement of gas supply to newly-installed residential units and the increase of gas supply to Hebei Zhong Gang, one of our main industrial customers.

The table below presents information about our gross profit for the periods indicated:

	Six Months Ended June 30
	2006			2005
	US$	%	Gross Profit Margin	US$	%	Gross Profit Margin
Gross Profit	516,053	100%	34.4%	1,291,332	100%	52.3%
Gas	221,611	42.9%	19.4%	123,456	9.6%	11.2%
Connection	294,441	57.1%	82.1%	1,167,876	90.4%	85.7%

Income from Operations

Our income from operations for the six months ended June 30, 2006 was $235,409, a decrease of $785,654 or 76.9%, as compared to income from operations of $1,021,063 for the six months ended June 30, 2005. The decrease is primarily attributable to the decrease in net sales for the six months ended June 30, 2006 for the reasons as described above.

Cost of Sales

Our cost of sales was $983,487 for the six months ended June 30, 2006, a decrease of $193,407, or 16.4%, as compared to the cost of sales of $1,176,894 for the six months ended June 30, 2005. Our cost of sales for gas sales for the six months ended June 30, 2006 decreased 6.3% as compared to the same period last year. This decease was due to our reduction of gas sales to Zhong Ran Xiang Ke and Zhong You Xiang Ke, two associates of Bejing Gas, due to their low profitability. Gas sales to residential customers generally have higher gross margin than gas sales to these two associate customers. Our cost of sales for connection decreased 67.1% for the six months ended June 30, 2006 as compared to the same period last year. That’s mainly because we didn’t have enough capital for construction in the first half of 2006, while there was ample capital in the first half of 2005. As a result, we have connected slightly more than 1,000 customers in the first half of this year, in contrast to about 5,000 customers the same period last year.

The table below presents information about our cost of sales for the periods indicated:

	Six Months Ended June 30
	2006			2005
	US$	%	Cost/Net Sales	US$	%	Cost/Net Sales
Cost of Sales	983,487	100%	65.6%	1,176,894	100%	47.7%
Gas	919,272	93.5%	80.6%	981,529	83.4%	88.8%
Connection	64,215	6.5%	17.9%	195,365	16.6%	14.3%

Operating Expenses

Our total operating expenses were $280,644 for the six months ended June 30, 2006, an increase of $10,375 or 3.84%, as compared to the total operating expense of 270,268 for the six months ended June 30, 2005. Although our general and administrative expenses increased 11% for the six months ended June 30, 2006, as compared to those for the same period last year, our selling expenses increased 11% for the six months ended June 30, 2005 as compared to those for the same period last year. The increase in general and administrative expenses was due to the hiring of senior management personnel and professional fees related to the Reverse Merger Transaction.

The table below presents the information about our operating expenses for the periods as indicated:

	Six Months Ended June 30		Change
	2006	2005
	US$	US$	%
Selling expenses	(26,825)	(41,863)	-35.9%
General & Administrative Expenses	(253,820)	(228,405)	11.1%
Total operating expenses	(280,644)	(270,268)	3.8%

Net Income

Net income was $ 258,142 for the six months ended June 30, 2006, a decrease of 71.5% from $ 905,967 for the six months ended June 30, 2005. The decrease in net income was caused principally by the decrease in net sales for the six months ended June 30, 2006 as compared to the same period last year for the reasons described above.

Liquidity and Capital Resources

Since our inception, Beijing Gas has financed its operations and capital expenditures with equity financing from existing shareholders and cash flows from operations. To keep pace with the rapid growth and expansion of our business, we will need additional working capital necessary to develop and construct new gas distribution projects. As discussed above, during the six months ended June 30, 2006, we entered into gas supply agreements to connect an aggregate of 35,027 new residential units to our gas distribution network but completed the construction and connection to supply gas for only 7,780 residential units out of the 35,027 new residential units due to the lack of sufficient working capital to fund the construction and connection work.

As a result, we consummated the Reverse Merger Transaction and raised approximately $6,876,800 in gross proceeds in the Private Financing. We expect to have the full closing of the Private Financing in the near future. We believe that the proceeds from the Private Financing, together with our net cash provided by operating activities, will be sufficient to finance our existing operation and to provide additional capacity for further expansion in the next 12 months.

Cash and Cash Equivalents

Cash and Cash Equivalents was $359,309 as of June 30, 2006, representing a decrease of $211,885 or 37.1% from $571,194 as of December 31, 2005. The decrease was caused by our expenditures in constructing new gas distribution projects for which we spent an aggregate of approximately $2.2 million in the sixth months ended June 2006. See the discussion under “Net Cash Used in Investing Activities” below for more information.

Net cash provided by operating activities

Net cash provided by operating activities was $2,116,152 for the six months ended June 30, 2006, as compared to $1,494,164 in cash provided by operating activities for the same period last year, representing an increase of 41.6%. The increase was due to our collection of accounts receivable of $2.65 million in the six months ended June 30, 2006.

Net cash used in investing activities

Net cash used in investing activities was $2,058,546 for the six months ended June 30, 2006, as compared to $851,781 in net cash used in investing activities for same period last year, representing an increase of 141.7%. The increase was due to our construction and connection work for the supply of gas for 7,780 residential units out of the 35,027 residential units we signed up for gas supply in the first half of 2006.

Net cash provided in financing activities

Net cash used in financing activities was $(269,692) for the six months ended June 30, 2006, out of which $207,000 was for the payment of professional fees incurred in connection with the Reverse Merger Transaction. We did not have any net cash provided or used in financing activities during the six months ended June 30, 2005.

Accounts Receivable

Accounts Receivable decreased 30% to $5,436,372 as of June 30, 2006, as compared to $7,770,168 as of December 31, 2005. During the six months ended June 30, 2006, we collected approximately $2.33 million of accounts receivable, representing 34% of our total accounts receivable as of December 31, 2005.

Construction in Progress

Construction in progress represents the cost of constructing pipelines and is stated at cost. Costs comprise direct and indirect incremental costs of acquisition or construction. Completed items are transferred from construction in progress to the gas pipelines of fixed assets when they are ready for their intended use. The major cost of construction relates to construction materials, direct labor wages and other overhead.

Construction in progress was $5,268,682 as of June 30, 2006, an increase of $2,197,185 or 71.5% as compared to $3,071,497 as of December 31, 2005. The increase was caused by our commencement of construction for the gas supply projects for 7,780 residential units in the six months ended June 30, 2006.

As at June 30, 2006, the pipelines under construction include mainly the projects in several cities of Hebei and Jiangsu province, and in Beijing.   Capital commitments in respect of these projects were approximately $6,040,162 at June 30, 2006, as compared to $6,300,000 at December 31, 2005.

Prepaid expenses and other current assets

Prepaid expenses and other current assets were $1,110,654 as of June 30, 2006, as compared to $822,461 as of December 31, 2005, an increase of $11,136 or 35%. The increase was due to the increased payment for raw materials and other items related to the new gas projects commenced during the six months ended June 30, 2006.

Loans

Beijing Gas does not have any bank loans. As of June 30, 2006, we have outstanding loans in the aggregate of $1,193,156. The $505,278 owed to Shenzhen Shi Yi Long Da Co., Ltd has an interest rate of 6% per annum and due in October 2006. The $687,878 owed to Beijing Qian Shi Li Technology Development Co., Ltd. is interest free and has no fixed payment terms.

Fiscal years ended December 31, 2005 and December 31, 2004

As shown in the following table, Beijing Gas achieved rapid expansion during the fiscal year ended December 31, 2005, as compared to the fiscal year ended December 31, 2004, primarily due to the sharp increase in revenues generated from connection fees. The gross margin for our sales generated from connection fees was 80% while that for gas sales was 20%. Beijing Gas’ overall profit margin was 62% for the fiscal year ended December 31, 2005, a more than two-fold increase from the corresponding period in 2004.

	Twelve Months Ended December 31
	2005	2004	Change
	US$	US$	%
Net Sales	10,907,289	4,329,947	151.9%
Gross Profit	6,811,938	1,183,248	475.7%
Operating Income	5,800,949	793,415	631.1%
Net Income	5,702,433	1,343,957	324.3%
Gross Margin	62.5%	27.3%	35.1%

Net sales

Net sales, which consist of gas and connections fees, reached $10,907,289 for the year ended December 31, 2005, a 151.9% increase as compared to a net sales of $4,329,947 for the year ended December 31, 2004. The increase was fueled by the injection of $3.62 million in capital into Beijing Gas in 2004. We used the new capital to develop and construct new projects in 2004, which had a construction cycle of approximately eight months and resulted in a sharp increase in sales in 2005.

For the fiscal year ended December 31, 2005 and 2004, respectively, connection fees contributed 75% and 15% of the total net sales, respectively, and gas fees contributed 25% and 74% of the total net sales, respectively. This reflected a shift in Beijing Gas’ revenue composition structure from gas supply to connection fees.

The following table presents information about our sales for the periods indicated:

	Twelve Months Ended December 31
	2005		2004		Change
	US$	%	US$	%	%
Net Sales	10,907,289	100%	4,329,947	100%	151.9%
Gas	2,702,301	24.8%	3,194,890	73.8%	-15.4%
Connection	8,204,988	75.2%	670,248	15.5%	1124.2%
Others			464,809	10.7%

Gas fees decreased 15.4% to $2,702,301 for the fiscal year ended December 31, 2005, as compared to $3,194,890 for the fiscal year ended December 31, 2004. This decrease resulted from our reduction of gas supply to those customers that contributed little to our profit margin, Zhong Ran Xiang Ke, our 40% subsidiary, and Beijing Zhong You Xiang Ke Technology Co., Ltd, a wholly owed subsidiary of Zong Ran Xiang Ke.

Connections fees increased to $8,204,988 for the fiscal year ended December 31, 2005, a more than 1000% increase as compared to $670,248 for the fiscal year ended December 31, 2004. The increase in connection fees was due to a relatively large number of connection projects we completed in 2005. In 2004, we connected 2,300 residential units while in 2005 we connected 21,400 residential units.

Gross Profit

Gross profit increased 476% to $6,811,938 for the fiscal year ended December 31, 2005, as compared to $1,183,248 for the fiscal year ended December 31, 2004. Gross profit from gas sales dropped 47% to $177,897 for the fiscal year ended December 31, 2005, from $334,902 for the fiscal year ended December 31, 2004, largely due to our efforts to cut gas supply to low-profit-margin customers. Gross profit from connection increased to $6,634,041 for the fiscal year ended December 31, 2005, an increase of 1630% from $383,537 for the fiscal year ended December 31, 2004, consistent with the increase in sales from connections.

The table below presents information about our gross profit for the periods indicated:

	Twelve Months Ended December 31
	2005			2004
	US$	%	Gross Profit Margin	US$	%	Gross Profit Margin
Gross Profit	6,811,938	100%	62.5%	1,183,248	100%	27.3%
Gas	177,897	2.6%	6.6%	334,902	28.3%	10.5%
Connection	6,634,041	97.4%	80.9%	848,346	71.7%	74.7%

The Company’s gross profit margin for the fiscal year ended December 31, 2005 was 62.5%, as compared to 27.3% for the same period in 2004, primarily due to the improved gross margin of our gas connection operations. The gross margin of our gas connection operation increased from 74.7% for the fiscal year ended December 31, 2004 to 80.9% for the same period in 2005, due to our improved cost control in construction of natural gas stations. The gross margin for gas sales was 6.6% for the fiscal year ended December 31, 2005, as compared to 10.5% for the same period in 2004, due to the increasing transportation fees as part of gas costs.

Income from Operations

Operating income increased 631.1% to $5,800,949 for the fiscal year ended December 31, 2005, as compared to with $793,415 for the fiscal year ended December 31, 2004. As a percentage of net sales, operating income was approximately 53.2% for the fiscal year ended December 31, 2005, an increase from approximately 18.3% for the fiscal year ended December 31, 2004. The increase in operating income for the fiscal year ended December 31, 2005 was due to the increase in our net sales as a result of the expansion of our operations in 2005 following the commencement of our operations in 2004.

Cost of Sales

Cost of Sales, which consist of gas costs and connection costs, increased to $4,095,351 for the fiscal year ended December 31, 2005, a 30% increase as compared to $3,146,699 the fiscal year ended December 31, 2004. Gas costs decreased 12% to $2,524,404 for the fiscal year ended December 31, 2005, from $2,859,988 for the fiscal year ended December 31, 2004, consistent with the decrease in gas fees due to our reduction of gas supply to two customers that contribute little to our profit margin. Connection costs increased 448% to $1,570,947 for the fiscal year ended December 31, 2005, from $286,711 for the fiscal year ended December 31, 2004, reflecting the increase of connection projects completed in 2005.

The table below presents information about our cost of sales for the periods indicated:

	Twelve Months Ended December 31
	2005		2004		Change
	US$	%	US$	%	%
Cost of Sales	4,095,351	100%	3,146,699	100%	30.0%
Gas	2,524,404	61.6%	2,859,988	90.9%	-11.7%
Connection	1,570,947	38.4%	286,711	9.1%	447.9%

Operating Expenses

Operating expenses were $99,768 for the fiscal year ended December 31, 2005, an increase of 159.3% as compared to $10,048 for the fiscal year ended December 31, 2004. The increase was due to the fact that the company commenced its operations in 2004 and our operating expenses increased because of our business and personnel expansion.

	The twelve months ended December 31		Change
	2005	2004
	US$	US$	%
Selling expenses	99,768	10,048	892.9%
General & Administrative Expenses	911,221	379,785	139.9%
Total operating expenses	1,010,989	389,833	159.3%

Net Income

Net income was $5,702,433 for the fiscal year ended December 31, 2005, an increase of 324.3% from $1,343,957 for the fiscal year ended December 31, 2004. This change is attributable to the increase in connection business. The net profit margin improved to 52.3% from 31%, due to slowing growth of connection costs.

Cash and Cash Equivalent

Cash and Cash Equivalents decreased 14.5% to $571,194 for the fiscal year ended December 31, 2005, as compared to $668,346 for the fiscal year ended December 31, 2004, primarily as a result of our investment activities in 2005.

Accounts Receivable

Accounts Receivable increased 884.8% to $7,770,168 as of December 31, 2005, as compared to $789,013 as of December 31, 2004. This increase in accounts receivable was primarily attributable to a substantial increase in connection projects and deferred receipt of payments in 2005.

Construction in Progress

Construction in progress was $3,071,497 as of December 31, 2005, an increase of $1,601,320 or 108.9% as compared to $1,470,177 as of December 31, 2045. The increase was caused by the increase of the number of residential units which connected to gas supply in the fiscal year ended December 31, 2005. We connected 21,400 residential units to gas supply in 2005 as compared to 2,300 residential units in 2004.

As at December 31, 2005, the pipelines under construction were principally our projects in Hebei and Jiangsu province, and in Beijing.  These projects, once completed, will significantly increase gas supply capacity.  Capital commitments in respect of these projects amounted to approximately $6,300,000 and $6,700,000 at December 31, 2005 and 2004 respectively.

Prepaid expenses and other current assets

Prepaid expenses and other current assets were $822,461 as of December 31, 2005, as compared to $1,504,164 as of December 31, 2004, a decrease of 45.3%. The decrease was primarily due to a refund of advance to suppliers when we cancelled an equipment purchase agreement.

Accounts payable

Accounts payable was $3,090,870 as of December 31, 2005, an increase of 2,194.3% from $134,721 for accounts payable as of December 31, 2004. The increase in accounts payable was due to the deferred payment arrangements we had with our construction companies that allowed us to defer payment to the project construction companies to the time when we have received payment from the real state developers of residential buildings with whom we entered into master supply agreements, or industrial customers. We are generally required to pay 40% of the amount we receive from real state developers of residential buildings or industrial customers to our project construction companies. Before make any payment to the construction companies out of the payment we receive from the real estate developers and industrial customers, the amount we owe to the construction companies are counted as accounts payable.

Loans

Beijing Gas does not have any bank loans. As of December 31, 2005, we had outstanding loans in the amount of $1,181,659, as compared to $663,730 as of December 31, 2004. The loans were unsecured loans owed to two unrelated companies as of December 31, 2005. $681,250 owed to Shenzhen Shi Yi Long Da Co., Ltd has an interest rate of 6% per annum and is due in October 2006. $500,409 owed to Beijing Qian Shi Li Technology Development Co., Ltd. is interest free and has no fixed payment terms.

Critical Accounting Policies

Management's discussion and analysis of its financial condition and results of operations is based upon Beijing Gas’ consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Beijing Gas’ financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Beijing Gas believes that the following reflect the more critical accounting policies that currently affect Beijing Gas’ financial condition and results of operations. See also Note 2 to Beijing Gas’ consolidated financial statements, “Summary of Significant Accounting Policies and Organization”.

(A) Method of Accounting

Beijing Gas maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and note are representations of management. Accounting policies adopted by Beijing Gas conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(B) Consolidation

The consolidated financial statements include the accounts of Beijing Gas and its subsidiaries. Significant intercompany transactions have been eliminated in consolidation. Investments in which Beijing Gas has a 20 percent to 50 percent voting interest and where the company exercises significant influence over the investee are accounted for using the equity method.

As of June 30, 2006, the particulars of the subsidiaries are as follows:

Name of Company	Place of Incorporation	Date of Incorporation	Attributable Equity Interest %	Registered Capital

Ningjin Weiye Gas Co., Ltd	PRC	12/3/2003	100	RMB 3,000,000

Jinzhou Weiye Gas Co., Ltd	PRC	7/19/2004	100	RMB 3,000,000

Xingtang Weiye Gas Co., Ltd	PRC	2/18/2004	100	RMB 3,000,000

Linzhang Weiye Gas Co., Ltd	PRC	7/6/2005	100	RMB 1,000,000

Anping Weiye Gas Co., Ltd	PRC	8/4/2005	100	RMB 5,000,000

Wuqiao Gas Co., Ltd	PRC	6/30/2004	100	RMB 2,000,000

Yutian Zhongran Weiye Gas Co., Ltd	PRC	12/19/2003	100	RMB 3,000,000

Langfang Development
Region Weiye Dangerous
Goods Transportation Co., Ltd	PRC	3/22/2005	100	RMB 1,000,000

Sihong Weiye Gas Co., Ltd	PRC	12/3/2004	100	RMB 10,000,000

Peixian Weiye Gas Co., Ltd	PRC	8/22/2005	100	RMB 5,000,000

Sishui Weiye Gas Co., Ltd	PRC	12/22/2004	100	RMB 3,000,000

Longyao Zhongran Weiye Gas Co., Ltd	PRC	10/13/2005	100	RMB 3,000,000

Shenzhou Weiye Gas Co., Ltd	PRC	12/23/2005	100	RMB 3,000,000

(D) Use of Estimates

In preparing of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting year. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery. Actual results could differ from those estimates.

(E) Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(F) Accounts and Other Receivable

Accounts and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The Company extends unsecured credit to customers in the normal course of business and does not accrue interest on trade accounts receivable.

(G) Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials. The advances to suppliers are interest free and unsecured.

(H) Investments in Equity Securities

The consolidated statement of income includes the Group's share of the post-acquisition results of its associate for the six months ended June 30. In the consolidated balance sheet, investments in equity securities are stated at the Group's share of the net assets of the associates plus the premium paid less any discount on acquisition in so far as it has not already been amortized to the statement of income, less any identified impairment loss.

Portion of
Nominal
Name of	Place	Form of		Value of
Associate	of	Business	Registered	Registered	Principal
Company	Registration	Structure	Capital	Capital	Activities

Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd	PRC	Sino-foreign equity joint venture	Registered RMB 20,000,000	40	Trading of natural gas and gas pipeline construction

Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd is Beijing Gas’ 40% owned joint venture company and is principally engaged in sale of compressed natural gas to domestic households and industrial around sub-urban areas of Beijing and part of sub-urban areas in Hebei Province and Tianjin.

(J) Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Gas Pipelines	25 years
Motor Vehicles	10 years
Machinery & Equipment	20 years
Buildings	25 years
Leasehold Improvements	25 years
Office Equipment	8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(K) Construction in Progress

Construction in progress represents the cost of constructing pipelines.  The major cost of construction relates to material, labor and overhead.   Construction of pipeline, through which to distribute natural gas, is one of the Group’s principal businesses.  The Group builds city main pipeline network and branch pipeline network to make gas connection to resident users, industrial, and commercial users, with the objective of generating revenue on gas connection and gas usage fees collected from these customers.

(L) Revenue Recognition

Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Gas connection revenue is recognized when the outcome of a contract can be estimated reliably and the stage of completion at the balance sheet date can be measured reliably.

Sales of natural gas are recognized when goods are delivered and title has passed.

(Q) Income Taxes

Pursuant to the tax laws of PRC, general enterprises are subject to income tax at an effective rate of 33%. Beijing Gas is in the natural gas industry whose development is encouraged by the government. According to the income tax regulation, any company engaged in the natural gas industry enjoys a favorable tax rate. In addition, Beijing Gas has been approved as a hi-technology company and has been enjoying preferential income tax treatment under China’s income tax policies that provide certain preferential income tax treatment to entities qualified as hi-technology entities. Under such policies, Beijing Gas is exempt from corporate income taxes for the first two years commencing from its first profitable year and thereafter, will be entitled to a 50% tax reduction for the succeeding three years. The company’s first profitable tax year was 2003. Accordingly, the company’s income would be subject to a reduced tax rate of 9% from 2005 to 2007. From 2008, the income tax rate will be 18%. The subsidiaries of Beijing Gas are subject to the effective rate of 33%.

DESCRIPTON OF PROPERTIES

We have offices at all operational locations. The facilities are added with each new project or operational location as part of the build out of the project.

Under the PRC law, most land is owned by the government, which grants a "land use right" to an individual or entity after a purchase price for such “land use right” is paid to the government. The “land use right” allows the holder the right to use the land for a specified long-term period of time and enjoys all the ownership incidents to the land. Beijing Gas and/or its subsidiaries have state owned land use rights for two parcels of land registered under their names, and lease land use rights for additional parcels of land from third parties that are used as for its gas distribution projects. In addition, Beijing Gas leases office buildings and warehouse facilities for its business operations.

Set forth below is the detailed information regarding these land use rights registered under the names of Beijing Gas or its subsidiaries:

Registered owner of land use right	Location & certificate of land use right	Usage	(approximate) square meters	Date of Issuance or Grant	Expiration Date

Beijing Gas	South side of Huang He Road, Cai Yuan Town, Wu Qiao County Wu Guo Yong (2003) Zi Di Chu No. 208	Other commercial use	1,520	November 25, 2003	November 25, 2043

Yu Tian Country Zhong Ran Wei Ye Gas Ltd.	Between East side of Yu Zun West Road and South side of Guan Qu, Yu Tian County Yu Tian Guo Yong (2004) Zi Di No. 097	Industrial use	2,674.5	June 8, 2004	May 21, 2054

In addition to the land use rights described above, we have the right to use an aggregate of approximately 36,283 square meters for our operations either through grants or transfers of land use rights or lease arrangements. The duration of these rights range between six to 20 years.

As of June 30, 2006, Beijing Gas owns 202 km of high-pressure underground pipeline all with a diameter beyond 110 mm. Beijing Gas owns and operates 20 natural gas stations with accompanying buildings, gas compression facilities and other equipment. We own four cars, eight trucks and eight containers. We also lease trucks from Petro China.

LEGAL PROCEEDINGS

To our knowledge, there is no material litigation pending or threatened against us. See “We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs”  under “Risk Factors” for information regarding risks related to the technology we use.

 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Information Statement before deciding to invest in our common stock.

Risks Related to the Business of Beijing Gas

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

 We commenced our current line of business operations in 2003. Our limited operating history may not provide a meaningful basis on which to evaluate our business. Although our revenues have grown rapidly since inception, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

-	raise adequate capital for expansion and operations;
-	implement our business model and strategy and adapt and modify them as needed;
-	increase awareness of our brands, protect our reputation and develop customer loyalty;
-	manage our expanding operations and service offerings, including the integration of any future acquisitions;
-	maintain adequate control of our expenses;
-
anticipate and adapt to changing conditions in the natural gas utility market in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete primarily on the basis of our ability to secure long-term supply contracts with major natural gas suppliers, and franchise agreements with local government entities in small- and medium-sized cities that allow us the exclusive rights to develop natural gas distribution networks and supply natural gas in these cities. There can be no assurance that such contracts and franchises will be available to us in new areas as we attempt to expand or that our competitors will negotiate more favorable arrangements. We expect that we will be required to continue to invest in building natural gas distribution infrastructure. Our business requires large amounts of working capital to fund our operations. Our competitors may have better resources and better strategies to raise capital which could have a material adverse effect on our business, results of operations or financial condition.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing distribution systems and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund the construction and installation of the natural gas distribution network for our customers under existing contracts and for additional customers. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including:

-	our financial condition and results of operations,
-	the condition of the PRC economy and the natural gas industry in the PRC, and
-	conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding natural gas distribution network and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause delay in construction and installation of gas distribution systems, longer operation location completion cycle, and administrative inefficiencies.

If we are unable to successfully complete and integrate new operational locations in a timely manner, our growth strategy could be adversely impacted.

An important element of our growth strategy has been and is expected to continue to develop operational locations in small- and medium-sized cities. However, integrating businesses involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems relating to assimilating and retaining the employees of the acquired business, accounting issues that arise in connection with the acquisition, challenges in retaining customers, and potential adverse short-term effects on operating results. In addition, we may incur debt to finance future operation locations, and we may issue securities in connection with future operation locations that may dilute the holdings of our current or future stockholders. If we are unable to successfully complete and integrate new operation locations in a timely manner, our growth strategy could be adversely impacted.

We depend on a concentration of natural gas suppliers. Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

As we do not own natural gas reserves, we enter into supply contracts. Therefore, gas availability could also be subject to risks of contract fulfillment from counterparties. Thus, it might be necessary to look for other sources of natural gas in the case of non-delivery from any of these sources, which could require payment of higher prices than those called for under such contracts. Furthermore, our financial condition and operations could be adversely affected if a significant event occurs that is not fully covered by insurance. Should catastrophic conditions occur which interrupt delivery of gas for any reason, such occurrence could have a material adverse impact on the profitability of our operations.

Our operation is dependent, in large part, on significant contracts from a limited number of natural gas suppliers. Our inability to continue to secure and maintain a sufficient number of large sourcing contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, the success of our expansion and growth will depend in part upon our ability to obtain and secure additional natural gas supply from our existing and/or new suppliers, as well as the financial condition and success of our suppliers and general economic conditions.

The price of natural gas is subject to government regulations and market conditions.

The price of natural gas is subject to government regulations and market conditions. While we have not experienced any shortage of supply in the past, we cannot assure you that natural gas will continue to be procured at the prices currently available or acceptable to us. Although the price for natural gas has not varied significantly in the past, we can not assure you that it will not vary significantly in the future. Numerous factors, most of which are beyond our control, drive the price and supply of natural gas. Some of these factors are: general economic conditions, industry capacity utilization and government regulations. Even though we may generally be able to pass on a higher gas price to our customers, a higher price will curb the consumption of natural gas by our customers and our future profitability may be adversely affected as a result.

Our success depends on our ability to identify and develop operational locations and negotiate and enter into favorable franchise agreements with local governments of the operation locations.

Our success depends on our ability to identify new operational locations and negotiate and enter into favorable franchise agreements with local governments of the operational locations that grant us long-term exclusive right to development the natural gas distribution network and supply natural gas in the operational location. Our failure to identify and develop new operational locations and obtain the exclusive rights to be the developer of natural gas distribution networks and distribute natural gas in such operational locations would curb our revenue growth and may have adverse impact on our financial conditions and operating results.

Our success depends on our ability to obtain large industrial supply contracts and master residential supply contracts with large quantity of end users.

Our success depends on our ability to obtain large industrial supply contracts and master residential supply contracts with large quantity of end users. Our failure to obtain large industrial supply contracts and master residential supply contracts with large quantity of end users will adversely affect our ability to generate revenue and our growth potential and may have adverse impact on our financial conditions and operating results.

We are responsible for the indemnification of our officers and directors.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

Our natural gas operations are subject to particular operational and market risks that could lead to an interruption in gas supply.

Our operations are subject to the inherent risks normally associated with such operations, including pipeline ruptures, damage to tankers or assets related to electricity generation, explosions, pollution, release of toxic substances, fires, adverse weather conditions, third party failure to fulfill contracts, sabotage and accidental damage to our gas distribution network and other hazards and force majeure events, each of which could result in damage to or destruction of our facilities or damages to persons and property. If the operations of our existing suppliers are disrupted, we may have to increase our purchases from other suppliers. Events such as explosion and sabotage to pipelines, damage to tanks, or other events are unpredictable and cause interruptions in our gas supply.

Prices of natural gas can be subject to significant fluctuations, which may affect our ability to provide supplies to our customers.

While our costs for natural gas are strictly controlled by the government and have remained stable over the past 3 years, the price of natural gas can fluctuate in response to changing national or international market forces such as domestic and international political events, wars, OPEC actions, industry economics over the long term and other factors. Accordingly, price levels of natural gas may rise or fall significantly over the short to medium term.

Our natural gas operations are highly risky and we may be subject to civil liabilities as a result of our regular natural gas operations.

Our operations are subject to potential hazards incident to the gathering, processing, separation, storage and delivery of natural gas, such as pipeline ruptures, explosions, product spills, leaks, emissions and fires. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in curtailment or suspension of operations at the affected facility. Consequently, we may face civil liabilities in the ordinary course of our business. These liabilities may result in us being required to make indemnification payments in accordance with the applicable contracts and regulations. At present, we do not carry any insurance to cover such liabilities in the ordinary course of our business. Although we have not faced any civil liabilities historically in the ordinary course of our natural gas operations, there is no assurance that we will not face such liabilities in the future. If such liabilities occur in the future, they may adversely and materially affect our operations and financial condition.

Changes in the regulatory atmosphere could adversely affect our business.

The distribution of natural gas and operations of filling stations are highly regulated requiring registrations for the issuance of licenses required by various governing authorities in China. In addition, there are various standards that must be met for filling stations including handling and storage of natural gas, tanker handling, and compressor operation which are regulated. The costs of complying with regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

We may not be able to effectively protect our proprietary technology, which could harm our business and competitive position.

Our success depends, in part, on our ability to protect our proprietary technologies. At present, we use an unpatented proprietary natural gas compression process that allows us to effectively and economically compress natural gas and distribute it. This process was developed by us based on a patented technology co-owned by our President and Chief Executive Officer, Mr. Yu-Chuan Liu, and another individual. We cannot assure you that we are, and will be able to effectively protect our technology, and our current or potential competitors do not have, and will not obtain or develop similar compression process, the occurrence of either of which could harm our business and competitive position. See “We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.”

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, competitive position, business prospects and reputation.

We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.

At present, we use an unpatented, proprietary natural gas compression process that allows us to effectively and economically compress natural gas and distribute it. This process was developed by us based on a patented technology co-owned by our President and Chief Executive Officer, Mr. Yu-Chuan Liu, and another individual. In developing the process, we did not obtain and have not obtained authorization from such individual to use the patented technology. We believe that the technology we use is significantly improved and distinguished from the original patented technology, and any infringement claim related to the original patented technology would be unlikely to succeed. However, we cannot assure you that our assessment is and will be correct. In addition, as litigation becomes more common in China in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The validity and scope of claims relating to natural gas compression technology and related devices and machines patents involve complex technical, legal and factual questions and analysis and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, including damage awards, to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the construction of natural gas distribution systems nor the sale and distribution of natural gas constitute activities that requires our operation to comply with the PRC environmental laws other than the PRC environmental laws of general applicability. It has not been alleged that we have violated any current environmental regulations by China government officials; however, there can be no assurance that the Chinese government will not amend its current environmental protection laws and regulations. Our business and operating results could be materially and adversely affected if we were to increase expenditures to comply with environmental regulations affecting our operations.

We do not have key man insurance on our Chairman and CEO, Mr. Liu, on whom we rely for the management of our business.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Liu, Yu Chuan. The loss of the services of Mr. Liu, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Liu will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Liu. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our President and Chief Executive Officer, Mr. Yu-Chuan Liu; our Chief Operation Officer, Mr. Shu-Wang Li; our Marketing Director, Zhi-Min Zhong; our Vice President and Chief Engineer, Shu-Kui Bian; and our Chief Financial Officer, Ms. Fang Chen. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain product liability insurance, and our property equipment insurance does not cover their full value, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. While product liability lawsuits in the PRC are rare and we have never experienced significant failures of our products, we cannot assure you that we would not face liability in the event of the failure of any of our products. We do not carry any property insurance to cover our real property, natural gas pipelines, storage facilities and equipment, nor do we have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We have purchased automobile insurance with third party liability coverage for our vehicles.

We do not maintain a reserve fund for warranty or defective equipment claims. Our costs could substantially increase if we experience a significant number of warranty claims.

Currently, we provide one year service warranty to our customers after we have installed the gas distribution systems and commenced gas supply for them. The warranties require us to repair and replace defective components . Historically, we have received a very limited number of warranty claims for our products. Consequently, the costs associated with our warranty claims have historically been low. Therefore we have not established any reserve funds for potential warranty claims. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Risks Related to Doing Business in the PRC.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The solar hot water and renewable energy industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for solar hot water heaters and boilers. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Beijing Gas is subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the State of Utah and do not have any assets or conduct any business operations other than our investments in our subsidiaries. As a result of our holding company structure, we rely primarily on dividends payments from our subsidiary in China. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiary and affiliated entity in China are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to fund certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our subsidiary or affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiary is unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents, have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC State Administration of Foreign Exchange, or SAFE, issued a series of public notices in 2005 (the “SAFE Regulations”), which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE Regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals (“SPC”) intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. Gas (BVI) was deemed a SPC when the SAFE Regulations went effective. Prior to the Certain shareholders of the Company who are PRC residents are subject to the SAFE Regulations by virtue of being shareholders of Gas (BVI) prior to the consummation of the Share Exchange Transaction. As of the date hereof,

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 (“January Notice”) requiring registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The January Notice states that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals (“SPC” - as referred to in the October Notice, see the following) intends to acquire a PRC company, such acquisition will be subject to strict examination by the central SAFE, the SAFE bureau at the highest level, which requires the disclosure by PRC resident individuals regarding their ownership status with an SPC or any other asset link between or among the parties to the acquisition transaction.

In April 2005, SAFE issued another public notice clarifying the January Notice (“April Notice”). In accordance with the April Notice, if a PRC company is acquired by an SPC, the PRC resident shareholders of an SPC are required to submit a registration form to the local SAFE branch to register his or her respective ownership interests in the SPC, even such transaction occurred prior to the January Notice. The April Notice does not specify the timeframe during which such retrospective registration must be completed. The PRC resident must also file amendments if there is a material event affecting the SPC, such as, among other things, a change to share capital, a transfer of shares, or if the SPC is involved in a merger and an acquisition or a spin-off transaction or uses its assets in the PRC to guarantee offshore obligations. Furthermore, the April Notice expanded the definition of the term “foreign acquisition”, which makes the registration obligation applicable to any transaction that results in PRC residents directly or indirectly holding shares in an SPC.

On October 21, 2005, SAFE issued the third public notice (“October Notice”) effective from November 1, 2005 (“Effective Date”), which shall supersede the January Notice and April Notice by clarifying the documentation requirement and procedure of any registration process occurring after the Effective Date. It defines the term “SPC” as to be an offshore company directly or indirectly formed by or controlled by PRC resident entities or resident individuals for the purpose of equity financing (including financing by convertible bonds) by the assets or interests in a PRC entity. It also clarifies that the registration approval authority is the local SAFE, instead of the central SAFE, as set forth in the January Notice.

Gas (BVI) is deemed a SPC under the SAFE regulations discussed above. As such, our shareholders who are PRC residents, must comply with the registration and disclosure requirements provided thereunder. As of the date hereof, Mr. Yu-Chuan Liu, our President, Chief Executive Officer and Chairman of the Board, has completed the registration with the SAFE. Our other PRC shareholders who are subject to the SAFE regulations are in the process of registering with the SAFE.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of the Company’s revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and nearly all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce U.S. Court Judgment against us or them in the PRC.

Two of our three directors and all of our officers reside outside of the United States. In addition, our operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to Our Common Stock.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

Our officers, directors and affiliates beneficially own approximately 64.87% (prior to the Reverse Split) and 89.94% (after the Reverse Split) of our Common Stock. Liu Yu Chuan, our Chairman and Chief Executive Officer, beneficially owns approximately 32.71% (prior to the Reverse Split) and 45.14% (after the Reverse Split) of our Common Stock. As a result, Mr. Liu is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporation transactions including business combinations. Yet Mr. Liu’s interests may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock. See “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report for more information regarding beneficial ownership of securities of our management.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently a limited trading market for our common stock.

Our common stock is quoted on the over-the-counter Bulletin Board. However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is no established trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDQ Stock Market). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that the price drops below $5.00, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS." These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

We are required under the Registration Rights Agreement to register for sale by the investors and certain other parties all of the shares of Common Stock issuable upon conversion of Series B Stock and exercise of warrants issued in the Private Financing and shares of Common Stock issuable upon conversion of Series A Stock issued to certain Gas (BVI) Shareholders in the Share Exchange Transaction.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 7, 2006, certain information with respect to the beneficial ownership of our common stock, our only shares of voting securities, by (i) any person or group with more than 5% of Common Stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our Common Stock by the foregoing parties before and after the Reverse Split.

 As of September 7, 2006, we had outstanding (i) 100,770,140 shares of Common Stock, (ii) 14,361,647 shares of Series A Stock, which were issued to the Gas (BVI) Shareholders in the Share Exchange Transaction, (iii) 2,372,264 shares of Series B Stock, which were issued to the Investors in the Private Financing, (iv) Series A Warrants to purchase an aggregate of 2,189,782 shares of Common Stock at $3.84 per share, (v) Series B Warrants to purchase an aggregate of 1,094,891 shares of Common Stock at $5.48 per share, (vi) a Series J Warrant to purchase an aggregate of 1,993,355 shares of Common Stock at $3.01 per share, (vii) Series C Warrants to purchase an aggregate of 1,993,355 shares of Common Stock at $4.22 per share, and (viii) Series D Warrants to purchase an aggregate of 996,678 shares of Common Stock at $6.03 per share. Series A and Series B Warrants were issued to the Investors, and Series J, C and D Warrants were only issued to VOMF, in the Private Financing.

Each Series A Warrant provides VOMF the right to purchase one share of Common Stock for $3.84 per share. Each Series B Warrant provides VOMF the right to purchase one share of Common Stock for $5.48 per share. The Series A and B Warrants have a term of five years.

The Series J Warrant provides VOMF the right to purchase an aggregate of 1,993,355 shares of Common Stock for $3.01 per share. The Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C Warrant provides VOMF the right to purchase an aggregate of 1,993,355 shares of Common Stock for $4.22 per share. Each Series D Warrant provides VOMF the right to purchase an aggregate of 996,678 shares of Common Stock at $6.03 per share. The Series C and D Warrants are only exercisable once the Series J Warrant is exercised and their terms are for five years following that date.

 Shares of Series A and Series B Stock vote together with shares of Common Stock on all matters upon which stockholders are entitled to vote, except to the extent a class vote is required under Utah law or as otherwise provided in the certificate of designation creating such series. On those matters upon which the Series A Stock votes together with the Common Stock and Series B Stock as a single class, each share of Series A carries a number of votes equal to the number of shares of Common Stock issuable in a mandatory conversion based on the then applicable conversion rate. On those matters upon which the Series B Stock votes together with the Common Stock and Series A Stock as a single class, each share of Series B Stock carries a number of votes equal to the number of shares of Common Stock that would be issuable upon conversion. Each holder of Series A and Series B Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

In determining beneficial ownership of the Common Stock after the Reverse Split, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person on September 6, 2006, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial ownership may acquire within 60 days upon conversion of the Series A or Series B Stock or exercise of the warrants and option, and (b) the denominator is the sum of (i) the total shares of that class outstanding on September 7, 2006, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the Series A or Series B Stock or exercise of the warrants and option. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

	Amount and Nature of Beneifical Ownership						Percent of Class			Amount and Nature of Beneifical Ownership				Percent of Class
										(After Reverse Split)				(After Reverse Split)
	Preferred Stock						Preferred Stock			Preferred Stock				Preferred Stock

Shareholder	Series A		Series B		Common Stock	(1)	Series A	Series B	Common Stock	Series A	Series B	Common Stock	(2)	Series A	Series B	Common Stock

Owner of More than 5% of Class

GAS (BVI)					72,569,764				72.02%			238,368				72.02%

Eloten Group Ltd.	6,524,174				32,966,814	(1)	45.43%		32.71%			6,632,459				45.14%
Leading King Investment Limited	5,384,923				27,210,151	(1)	37.50%		27.00%			5,474,299				37.26%
Vision Opportunity Master Fund, Ltd.			2,475,902					78.71%			2,475,902	10,743,963			78.71%	42.24%
John Kuhns			170,772	(3)				5.43%			170,772	637,925			5.43%	4.16%
Kuhns Brothers, Inc.			113,847	(4)				3.62%			113,847	581,000			3.62%	3.80%
Coronado Capital Partners LP			180,000					5.72%			180,000	859,635				5.78%

Directors and Executive Officers
Liu Yu Chuan	6,524,174	(5)			32,966,814	(6)	45.43%		32.71%			6,632,459	(6)	0.00%		45.14%
Sun Quan Dong	5,384,923				27,210,151	(7)	37.50%		27.00%			5,474,299	(7)	0.00%		37.26%
Zhong Zhi Min	393,581				1,988,772	(1)	2.74%		1.97%			400,113	(1)			2.72%
Li Shu Wang	393,581				1,988,772	(1)	2.74%		1.97%			400,113	(1)			2.72%
Bian Shu Kui	173,962				879,037	(1)	1.21%		0.87%			176,850	(1)			1.20%
Chen Fang	65,604				331,498	(1)	0.46%		0.33%			66,693	(1)			0.45%
Chen Wei Guo	0				-		0.00%		0.00%			-				0.00%
John Kuhns	0		170,772	(3)	-		0.00%	5.43%	0.00%		170,772	637,925	(3)		5.43%	4.29%

All Directors and Executive Officers	12,935,824		170,772		65,365,045		90.07%	5.43%	64.87%	-	170,772	13,788,452		0.00%	5.43%	89.94%

(1) The Preferred Stock and Warrants are assumed to be non- convertible or exercisable within 60 days of the Closing Date.

(2) Includes the shares of Series A Stock which will automatically convert into Common Stock based on a 1:1 conversion ration after the Reverse Split, and shares of Common Stock issuable upon conversion of Series B Preferred Stock based on a 1:1 conversion ration after giving effect to the Reverse Split, and shares of Common Stock issuable upon exercise of Warrants.

(3) Shares of Common Stock issued to Gas (BVI) as a result of the consummation of the Share Exchange Agreement are beneficially attributed to each of the Gas (BVI) shareholders based on such Gas (BVI) Shareholder's percentage ownership interest in Gas (BVI) immediately prior to the Share Exchange Agreement.

(4) Includes 113,847 shares of Series B Stock issued to Kuhns Brothers, Inc., which are beneficially attributed to John Kuhns, and 56,925 Shares of Series B Stock issued to John Kuhns.

(5) Includes 6,524,174 shares of Series A Stock issued to Eloten Group Ltd., which are beneficially attributed to Mr. Liu Yu Chuan. Mr. Liu and his wife hold an aggregate of 100% ownership interest in Eloten Group Ltd.

(6) Includes 32,966,814 shares of common Stock beneficially attributed to Eloten Group Ltd. based Eloten Group Ltd.'s ownership interest in Gas (BVI).

(7) Includes 27,210,151 shares of Common Stock Beneficially attributed to Leading King Investment Limited based on Leading King Investment Limited's ownership interest in Gas (BVI). Mr. Sun holds 50% ownership interest in Leading King Investment Limited.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

In connection with the change of control pursuant to the Reverse Merger described in Item 5.01 of this Current Report, the following persons were appointed executive officers and directors of the Company. Except for John D. Kuhns, each of our current Directors and executive officers is a resident of the PRC. As a result, it may be difficult for investors to effect service of process within the United States or British Virgin Islands upon them, or to enforce court judgments obtained against them in the United States courts or British Virgin Islands’ courts.

Directors and Executive Officers of the Company

Directors and Executive Officers	Position/Title	Age
Liu Yu Chuan	President & Chief Executive Officer, director and Chairman of the Board	43
Li Shu Wang	Chief Operation Officer	40
Zhong Zhi Min	Marketing Director	52
Bian Shu Kui	Vice President & Chief Engineer	43
Chen Fang	Chief Financial Officer, director	34
Chen Guo Wei	director	51
Sun Quan Dong	director	41
John D. Kuhns	director	56

There are no family relationships among our directors or executive officers.

All our directors hold office until the next annual meeting of our shareholders, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of our Board of Directors.

Set forth below is the biographical information about our directors and executive officers:

Mr. Liu, Yu Chuan  Mr. Liu was appointed Chairman, Chief Executive Officer and President of the Company on September 7, 2006. Mr. Liu graduated from North Industrial University, Beijing, PRC with a B.S. degree in electrical engineering. Mr. Liu has been a licensed Senior Engineer in the PRC since 1997. Mr. Liu was the Chairman of the board of directors and General Manager of Beijing Xiang Ke Jia Hua Petroleum and Natural Gas Co., Ltd. between 2000 and 2003. Prior to that, Mr. Liu served as CEO of Lang Fang Zhong Gong Petroleum and Natural Gas Technology Co., Ltd. from 1997 to 1999. Prior to that, Mr. Liu served as the Chief of Research and Development Department of Petro China from 1983 to 1997.

Mr. Li, Shu Wang  Mr. Li was appointed the Chief Operating Officer of the Company on September 7, 2006. Mr. Li graduated from Hebei Industrial University, PRC, with a B.S. Mr. Li has more than 10 years of experience in the technology and management in the natural gas industry. He was the Director and Chief Engineer of a Hong Kong publicly traded company, Huashen Natural Gas (China) Investment Co., Ltd., from 2002 to 2004. Prior to that, he was the Manager of Tianjin Petrochemical Construction and Installation Engineering Co., Ltd from 1988 to 2002.

Mr. Zhong Zhi Min  Mr. Zhong was appointed the Marketing Director of the Company on September 7, 2006.  Mr. Zhong graduated from Nanjing University with a B.S. in Philosophy. Mr. Zhong was Vice President of Shen Zhen Guo Qi Real Estate Co. Ltd from 1995 to 2004. Prior to that, Mr. Zhong served as a government official in several cities in Jiang Xi Province between 1978 and 1995.

Mr. Bian, Shu Kui   Mr. Bian was appointed Vice President and Chief Engineer of the Company on September 7, 2006. Mr. Bian graduated from Daqing Petroleum Institute with a B.S. and Petroleum University with a M.S. He served as Vice President of Beijing Zhong Ran Xiang Ke Petroleum and Oil Technology Co., Ltd. between 2000 and 2006. Prior to that, Mr. Bian had been with North China Oilfield The First Refinery Factory for fourteen years. Mr. Bian was one of the industry experts that drafted The National Standard of Natural Gas Usage in Cities in China.

Ms. Chen, Fang  Ms. Chen was appointed director and the Chief Financial Officer of the Company on September 7, 2006.  Ms. Chen graduated from Sun Yat-Sen University, PRC, with a B.A in law, and from Zhongnan University of Economics and Law, PRC, with an MBA. Ms. Chen has been a licensed attorney in PRC since 1995. She served as Vice-President and General Manager at Zhuhai Brightzone Securities Investment and Consulting Ltd. from 2000 to 2002. Prior to that, Ms. Chen served as Manager of Investment Department at Zhuhai International Trust and Investment Ltd. from 1994 to 2000. Ms. Chen has a wide range of experience in the financial industry.

Mr. Chen Guo Wei  Mr. Chen was appointed director of the Company on September 7, 2006. Mr. Chen graduated from East China College of Metallurgy with a major in Accounting. From March 2006 to present, Mr. Chen has been the general manager and chairman of the board of Shen Zhen Jia Xin Real Estate Development Co., Ltd. Prior to that, he was the general manager of Hang Zhou Steal Group from 2001 to February 2006. Mr. Chen is very experienced in general and financial management.

Mr. Sun, Quan Dong, Mr. Sun was appointed director of the Company on September 7, 2006.  Mr. Sun graduated from Shanghai Maritime University with a B.S. Mr. Sun has been Chairman of Jidong Shipping Co., Ltd from 1995. Prior to that, Mr. Sun served as Manager in the Shipping Department of Shekou Shipping Co., Ltd between 1987 to 1994.

Kuhns, John D., Director, Mr. John D. Kuhns was appointed a director of our company on September 7, 2006. Mr. Kuhns has been a 45% shareholder, a director and chairman of Kuhns Brothers, Inc., a holding company founded in 1987 for its subsidiary, Kuhns Bros. & Co., Inc., an investment banking firm specializing in providing financing for power technology ventures, and, more recently, manufacturing operations within the PRC. Additionally, Kuhns Brothers, Inc. owns 100% of Kuhns Brothers Securities Corporation, a broker dealer, registered with the SEC, in which Mr. Kuhns is the Chairman. Since March 2005, Mr. Kuhns has been a director and chairman of Deli Solar (USA), Inc., a U.S. reporting company with solar hot water heaters manufacturing operation in the PRC. Since, December, 2005, Mr. Kuhns has served as a Director of Fushi International, Inc. Since 2002, Mr. Kuhns has been a director and chairman of Distributed Power, Inc., a public company that owns electric generating projects. Mr. Kuhns is also a director of China Sciences Conservational Power Limited, a company listed on the Hong Kong Stock Exchange. Neither of the foregoing Kuhns companies, nor Deli Solar (USA), Inc., Distributed Power, Inc., Fushi International, Inc. or China Sciences Conservational Power Limited are affiliated with the Company. Mr. Kuhns holds a bachelors degree in sociology and fine arts from Georgetown University, a master's degree in fine arts from the University of Chicago and an MBA degree from the Harvard Business School.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

☐	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

☐	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

☐
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

☐
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Because we only recently consummated the Reverse Merger and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2006 fiscal year.

EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of the compensation paid by Beijing Gas to its named executive officers and directors for the three years ended December 31, 2005, 2004 and 2003, respectively.

Summary Compensation Table

Name	Principal Position	Annual Compensation				Long Term Compensation			All Other Compensation ($)
						Awards		Payouts
		Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options and SARs(#)	LTIP Payouts
Liu Yu-Chuan	President, CEO	2005	22,800	1,913
	President, CEO	2004	19,000	750
	President, CEO	2003	-	-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Share Exchange Agreement and the Issuance of Series A Stock

On September 7, 2006, the Company entered into and consummated the Share Exchange Agreement with the holders of all of the outstanding capital stock of Gas (BVI), which were: Eloten Group Ltd., Leading King Investment Limited., Zhong Zhi Min, Li Shu Wang, Chen Si, Xiang Shun Ying, Chong Shun, Liu Xiao Bing, Zhuo Qing Hui, Bian Shu Kui, Chen Fang, Shang Jian Zhong and Wang Wei Dong, collectively, known as the Gas (BVI) Shareholders.

Pursuant to the terms of the Share Exchange Agreement, the Company issued an aggregate of 14,361,647 shares of our newly designated Series A Stock in exchange for the 9,950,000 shares of common stock of Gas (BVI) held by the Gas (BVI) Shareholders, which constituted all of Gas (BVIs) capital stock. Each share of Series A Stock will convert automatically into one share of our common stock, par value $0.001 per share (“Common Stock”) upon the completion of the reverse stock split more fully described in Item 3.03 of this Current Report (the “Reverse Split”). Therefore, the shares of Series A Stock issued to the Gas (BVI) Shareholders will automatically convert into an aggregate of 14,361,647 shares of Common Stock, which will represent approximately 73% of our total outstanding Common Stock after the Reverse Split.

As a result of the consummation of the Share Exchange Agreement, Gas (BVI) is now a wholly-owned subsidiary of the Company, and Beijing Gas is now an indirectly wholly-owned subsidiary of the Company in the PRC.

The foregoing description of the Share Exchange Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 10.1.

Private Placement Offering of Series B Stock and Warrants

On September 7, 2006, the Company entered into and closed Stock Purchase Agreement with the “Investors”, pursuant to which the Company issued, for an aggregate of $6,876,800 in gross cash proceeds, to the Investors an aggregate of 2,509,782 shares of our newly designated Series B Stock at $2.74 per share, Series A, B, J, C and D warrants (each of which is described below).

Subject to certain conditions, at the option of the holders of the Series B Stock, each share of Series B Stock is convertible into one share of our Common Stock after giving effect to the Reverse Split. Therefore, the shares of Series B Stock to be issued in the Private Financing are convertible into an aggregate of 2,509,782 shares of Common Stock after giving effect of the Reverse Split.

The Series A Warrants provide the Investors the right to purchase an aggregate of 2,509,782 shares of Common Stock for $3.84 per share. The Series B Warrants provide the Investors the right to purchase an aggregate of 1,254,891 shares of Common Stock for $5.48 per share. The Series A and B Warrants have a term of five years.

The Series J Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $3.01 per share. Each Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $4.22 per share. The Series D Warrants provide the Investors the right to purchase an aggregate of 1,142,326 shares of Common Stock at $6.03 per share. The Series C and D Warrants of an Investor are only exercisable once the Series J Warrant of such Investor is exercised and their terms are for five years following that date.

Please refer to Item 1.01 of this Current Report for additional information regarding the private offering of Series B Stock and the warrants.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 10.2.

Registration Rights Agreement

In connection with the Stock Purchase Agreement, the Company entered into the Registration Rights Agreement with the Investors on September 7, 2006. Pursuant to the Registration Rights Agreement, the Company is required to file with the SEC a "resale" registration statement on Form SB-2 (the “Registration Statement”), providing for the resale of all Conversion Shares, Warrant Shares, 467,153 shares of Common Stock issuable upon exercise of a warrant issued to Kuhns Brothers, Inc. (the “Kuhns Shares”), an aggregate of 635,822 shares of Common Stock issuable upon conversion of the Series B Stock issued to VOMF, Kuhns Brothers, Inc., and certain other parties, and 1,314,405 shares of Common Stock issuable upon conversion of Series A Stock issued to certain shareholders of Gas (BVI) in exchange for the shares of Gas (BVI) held by such shareholders pursuant to the Share Exchange Transaction.

Please refer to Item 1.01 of this Current Report for additional information regarding the Registration Rights Agreement.

Lock-Up Agreement.

In connection with the Stock Purchase Agreement, on September 7, 2006, the Company entered into a Lock-Up Agreement with the Gas (BVI) Shareholders (the “Lock-Up Agreement”), pursuant to which the Gas (BVI) Shareholders agreed to not transfer any of the shares of Common Stock issuable upon conversion of the Series A Stock issued to the Gas (BVI) Shareholders in the Share Exchange Transaction from the period commencing on the closing date of the Private Financing and expiring on the date that is the later of one (1) year following the closing date of the Private Financing or six (6) months following the effective date of the registration statement filed by the Company with the providing for the resale of the shares of Common Stock ssuable upon conversion of the Series A Stock and exercise of any warrants; provided, however, that no Gas (BVI) Shareholder shall, during the twelve (12) months following such period, sell more than one-twelfth (1/12) of their total holdings of Common Stock or Series A Stock during any one (1) month.

Please refer to Item 1.01 of this Current Report for additional information regarding the Lock-Up Agreement.

Placement Agent Compensation

In connection with the Private Financing, Kuhns Brothers, Inc., received the following compensation: (i) $80,000 cash as signing fee, documentation fee and purchase fee, (ii) $120,000 cash as purchase fees in connection with the purchase by Gas (BVI) of the common stock of Dolce from certain shareholders of Dolce pursuant to a stock purchase agreement dated as of August 24, 2006, (iii) 10% of the total cash paid for the Series B Stock and warrants, and (iv) a warrant to purchase an aggregate of 467,153 shares of Common Stock at $3.84 per share. In addition, Kuhns Brothers, Inc. is to receive 10% of the proceeds of any exercise of the warrants sold to investors of the Series B Stock. Upon the closing of the Private Financing, a non-refundable monthly retainer of $10,000 per month will be paid to Kuhns Brothers for 24 months.

Consulting Agreement

Pursuant to a Consulting Agreement dated as of August 8, 2006 by and between the Company and Kuhns Brothers, Inc. (the “Consulting Agreement”) Kuhns Brothers, Inc. is entitled to receive an aggregate of 635,822 shares of Series B Stock, representing 3.1791% of the total outstanding capital stock of the Company after giving effect to the Reverse Split. Kuhns Brothers, Inc., designated the following persons to receive a portion of its Series B Stock:

Name	Shares
“James” Tie Li	27,373
Sam Shoen	25,875
Paul Kuhns	5,175
Kuhns Brothers, Inc.	113,847
John Kuhns	56,925
Mary Fellows	56,925
Vision Opportunity Master Fund, Ltd.	286,120
Belmont Partners, LLC	31,791
Guzov Ofsink, LLC	31,791

Description of Securities

Our authorized capital stock consists of (i) 250,000,000 shares of Common Stock par value $0.001 per share, of which there are 100,770,140 shares issued and outstanding, and (ii) 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Our Preferred Stock consists of (i) Series A convertible preferred stock, of which 20,000,000 shares have been authorized and 14,361,647 shares are issued and outstanding; and (ii) Series B convertible preferred stock, of which 5,000,000 shares have been authorized and 2,509,782 shares are issued and outstanding.

 The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended and corrected, Certificate of Designations for our series A and series B convertible preferred stock, our By-laws and by the applicable provisions of Utah law.

 Common Stock

We are authorized to issue 250,000,000 shares of Common Stock, with a par value of $0.001. There are 100,770,140 shares of Common Stock issued and outstanding as of the date of this Current Report. All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the company, the holders of common stock will share equally in any balance of the company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of Common Stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock

In addition to the 250,000,000 shares of Common Stock, we are authorized to issue 100,000,000 shares of preferred stock, with a par value of $0.001. Shares of the preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

On August 30, 2006, our board of directors designated 20,000,000 shares of our authorized $0.001 par value per share preferred stock as Series A Stock and 5,000,000 shares of our preferred stock as Series B Preferred Stock. On August 31, 2006, we filed Certificates of Designations for the Series A and Series B Stock with the Office of the Secretary of State of Utah. For a description of the terms of the Series A and B Stock, see Item 3.03 of this Current Report.

Warrants

We currently have five classes of warrants outstanding. Each Series A Warrant provides its holder the right to purchase one share of Common Stock for $3.84 per share. A total of 2,509,782 Series A Warrants are outstanding. Each Series B Warrant provides its holder the right to purchase one share of Common Stock for $5.48 per share. A total of 1,254,891 Series B Warrants are outstanding. The Series A and B Warrants have a term of five years.

The Series J Warrants provides its holders the right to purchase an aggregate of 2,284,651 shares of Common Stock for $3.01 per share. Each Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C Warrants provide its holders the right to purchase an aggregate of 2,284,651 shares of Common Stock for $4.22 per share. The Series D Warrants provide its holders the right to purchase an aggregate of 1,142,326 shares of Common Stock at $6.03 per share. The Series C and D Warrants of a holder are only exercisable once the Series J Warrant of such holder is exercised and their terms are for five years following that date.

We have granted a Series A Warrant to Kuhns Brothers and its designees to purchase an aggregate of 467,153 shares of Common Stock at the exercise price of $3.84 per share. We issued these warrants for advisory services in connection with the Reverse Merger Transaction.

MARKET FOR OUR COMMON STOCK

Bid and ask quotations for our Common Stock appear on the NASD's over-the-counter Bulletin Board under the symbol “DLCV.OB”. The high and low bid prices for our Common Stock as reported by Yahoo Finance on September 6, 2006 were: $0.015 and $0.02. These over-the-counter market high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of September 6, 2006, our Common Stock was held by approximately 660 holders of record.

Penny Stock Regulations

 The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, falls within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary

Dividends

Our board of directors has not declared a dividend on our Common Stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Beijing Gas for our funds and PRC regulations may limit the amount of funds distributed to us from Beijing Gas, which will affect our ability to declare any dividends. See “Risk Factors—Risks Related to Doing Business in the PRC See “Risk Factors—Risks Related to an Investment in our Common Stock—Beijing Gas is subject to restrictions on paying dividends and making other payments to us”, “We are not likely to pay cash dividends in the foreseeable future” and “Governmental control of currency conversion may affect the value of your investment” in this Item 2.01. Also see "Description of Securities—Common Stock."

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the U.S. Securities and Exchange Commission (the “SEC”), reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330.

 The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Share Exchange Agreement and the Issuance of Series A Stock

On September 7, 2006, the Company entered into and consummated the Share Exchange Agreement with the Gas (BVI) Shareholders.

Pursuant to the terms of the Share Exchange Agreement, the Company issued an aggregate of 14,361,647 shares of our newly designated Series A Stock in exchange for the 9,950,000 shares of common stock of Gas (BVI) held by the Gas (BVI) Shareholders, which constituted all of Gas (BVI)’s capital stock.

Please refer to Item 1.01 of this Current Report for additional information regarding the Share Exchange Agreement and the Issuance of Series A Stock.

Private Placement Offering of Series B Stock and Warrants

On September 7, 2006, the Company entered into and closed Stock Purchase Agreement with the “Investors”, pursuant to which the Company issued, for an aggregate of $6,876,800 in gross cash proceeds, to the Investors an aggregate of 2,509,782 shares of our newly designated Series B Stock at $2.74 per share, Series A, B, J, C and D warrants (each of which is described below).

Subject to certain conditions, at the option of the holders of the Series B Stock, each share of Series B Stock is convertible into one share of our Common Stock after giving effect to the Reverse Split. Therefore, the shares of Series B Stock to be issued in the Private Financing are convertible into an aggregate of 2,509,782 shares of Common Stock after giving effect of the Reverse Split.

The Series A Warrants provide the Investors the right to purchase an aggregate of 2,509,782 shares of Common Stock for $3.84 per share. The Series B Warrants provide the Investors the right to purchase an aggregate of 1,254,891 shares of Common Stock for $5.48 per share. The Series A and B Warrants have a term of five years.

The Series J Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $3.01 per share. Each Series J Warrant is exercisable for a period of twelve (12) months following the closing of the Private Financing. The Series C Warrants provide the Investors the right to purchase an aggregate of 2,284,651 shares of Common Stock for $4.22 per share. The Series D Warrants provide the Investors the right to purchase an aggregate of 1,142,326 shares of Common Stock at $6.03 per share. The Series C and D Warrants of an Investor are only exercisable once the Series J Warrant of such Investor is exercised and their terms are for five years following that date.

Please refer to Item 1.01 of this Current Report for additional information regarding the Private Financing.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety, by the text of the agreement which is annexed hereto as Exhibit 10.2.

Issuance of Warrant to the Placement Agent

In connection with the Private Financing, Kuhns Brothers, Inc., was issued a warrant to purchase an aggregate of 467,153 shares of Common Stock at $3.84 per share.

Consulting Agreement with Kuhns Brothers, Inc.

Pursuant to a Consulting Agreement dated as of August 8, 2006 by and between the Company and Kuhns Brothers, Inc. (the “Consulting Agreement”) Kuhns Brothers, Inc. is entitled to receive an aggregate of 635,822 shares of Series B Stock, representing 3.1791% of the total outstanding capital stock of the Company after giving effect to the Reverse Split. Kuhns Brothers, Inc., designated the following persons to receive apportion of its Series B Stock:

Name	Shares
“James” Tie Li	27,373
Sam Shoen	25,875
Paul Kuhns	5,175
Kuhns Brothers, Inc.	113,847
John Kuhns	56,925
Mary Fellows	56,925
Vision Opportunity Master Fund, Ltd.	286,120
Belmont Partners, LLC	31,791
Guzov Ofsink, LLC	31,791

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Designations, Preferences and Rights of Newly Issued Series A and B Stock

On August 30, 2006, our Board of Directors designated 20,000,000 shares of our authorized $0.001 par value per share preferred stock as Series A Stock and 5,000,000 shares of our preferred stock as Series B Stock. On August 31, 2006, we filed certificates of designations for the Series A and Series B Stock with the Office of the Secretary of State of Utah. On September 6, 2006, our board of directors amended the designations of the Series B Stock and we filed an amended certificate of designations for the Series B Stock with the Office of the Secretary of State of Utah. Our Board of Directors created the Series A Stock to allow us to consummate the Share Exchange Agreement with Gas (BVI) Shareholders and the Series B Stock in connection with the Private Financing, although in each case we do not have sufficient unissued authorized common stock to allow for a complete conversion. Each share of the Series A Stock and will convert automatically into one shares of our Common Stock after the Reverse Split. Each share of the Series B Stock will become convertible into Common Stock, at the option of the holder after the Reverse Split.

The following are the material designations, preferences and rights of the Series A Stock and the Series B Stock which are substantially the same, except as stated below, with respect to liquidation preference and special rights of the Series B Stock:

Conversion:

Each share of Series A Stock will convert automatically into one share of our Common Stock after the Reverse Split is completed.

Each share of Series B Stock will become convertible, at the option of the holder, into one share of Common Stock after the Reverse Split is completed.

Liquidation Preference and Redemption:

The Series A Stock has no liquidation or redemption rights.

The Series B shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a “Liquidation Event”), rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with any other class or series of stock of the Company, the terms of which specifically provide that such class or series shall rank pari passu with the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event. The Series B may not be redeemed by the Company without the express written consent (provided or withheld in their sole discretion) of each holder of the then-outstanding Series B. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.74 per share (the "Liquidation Preference Amount") before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series B.

Voting:

Shares of Series A and Series B Stock vote together with shares of Common Stock on all matters upon which stockholders are entitled to vote, except to the extent a class vote is required under Utah law or as otherwise provided in the certificate of designation creating such series. On those matters upon which the Series A Stock votes together with the Common Stock and Series B Stock as a single class, each share of Series A carries a number of votes equal to the number of shares of Common Stock issuable in a mandatory conversion based on the then applicable conversion rate. On those matters upon which the Series B Stock votes together with the Common Stock and Series A Stock as a single class, each share of Series B Stock carries a number of votes equal to the number of shares of Common Stock that would be issuable upon conversion. Each holder of Series A and Series B Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Dividends:

The holders of Series A and Series B Stock will not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series B Preferred will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the conversion rate multiplied by the Reverse Split multiplied by the amount paid in respect of one share of Common Stock (as adjusted for any stock dividends, combinations, splits or similar recapitalization events) prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock. Any dividend payable to the Series B Preferred will have the same record and payment date and terms as the dividend is payable on the Common Stock.

Please refer to Item 1.01 of this Current Report for additional information regarding Series B Stock.

Indemnification of Directors and Officers

Utah law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation. Our articles of incorporation also imposes an indemnity obligation upon us.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On August 30, 2006, our Board of Directors approved the dismissal of Robison, Hill & Co. (“Robison") as our registered independent certified public accounting firm effective on September 7, 2006. Concurrent with this action, our Board of Directors appointed Samuel H. Wong & Co., LLP (“Wong”) as our new registered independent certified public accounting firm. Wong is located at Room 703, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong.

Beijing Gas’ operating businesses have previously been audited by Wong and management elected to continue this existing relationship. There have been no disagreements with Robison during the previous two fiscal years or any subsequent interim period.

Robison's audit opinions on the financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Robison for the fiscal year ended December 31, 2004 and 2005 indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On September 7, 2006, Gas (BVI) and certain shareholders of the Company (“Dolce Selling Shareholders”) entered into a stock purchase agreement (the “Dolce Stock Purchase Agreement”), whereby Dolce Selling Shareholders agreed to sell to Gas (BVI) an aggregate of 72,569,764 shares of our Common Stock, representing approximately 72.01% of our then total issued and outstanding voting securities as of the date thereof, in exchange for $675,000 (the “Stock Sale”).

In connection with the Dolce Stock Purchase Agreement, our board of directors agreed, at the closing of the Stock Sale, to appoint Gas (BVI)’s appointees to the board of directors and to resign their positions on our board and as our officers. As a result, immediately after the closing of the Stock Sale, there was a change in the entirety of our board of directors. The appointees of Gas (BVI) to the board of the Company are: Messrs. Liu, Yu Chuan, Chen, Guo Wei, Sun, Quan Dong, Kuhns, John D., and Ms. Chen, Fang.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Reverse Merger Transaction as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

ITEM 8.01 OTHER EVENTS

On September 12, 2006, the Company issued a press release regarding the Reverse Merger Transaction. A copy of the press release is attached as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended and corrected.
3.2	Bylaws.
3.3	Specimen of Common Stock certificate.
3.4	Certificate of Designations authorizing the Series A Convertible Preferred Stock.
3.5	Certificate of Designations authorizing the Series B Convertible Preferred Stock.
3.6	Amended and Restated Certificate of Designations authorizing the Series B Convertible Preferred Stock.
4.1**	Series B Stock Purchase Agreement, dated as of September 7, 2006, by and among, Dolce Ventures, Inc., Vision Opportunity Master Fund, Ltd. and each of the other investors party thereto.
4.2**	Registration Rights Agreement, dated as of September 7, 2006, by and between, Dolce Ventures, Inc., Vision Opportunity Master Fund, Ltd.
4.3**	Lock-Up Agreement, dated as of September 7, 2006, by and among, Dolce Ventures, Inc., Leading King Investment Limited, Eloten Group, Ltd., Cheng Fang and certain other parties named therein.
4.4	Form of Series A Warrant
4.5	Form of Series B Warrant
4.6	Form of Series C Warrant
4.7	Form of Series D Warrant
4.8	Form of Series J Warrant
4.9	Form of Warrant issued to Kuhns Brothers
10.1**	Share Exchange Agreement dated as of September 7, 2006, by and between, Dolce Ventures, Inc., Yu-chuan Liu, and each of the other parties named therein.
10.2**	Stock Purchase Agreement dated as of August 24, 2006, by and between, Gas Investment China Co., Ltd. and each of the other parties named therein.
10.3**	Consulting Agreement dated August 8, 2006, by and between Kuhns Brothers, Inc. and Dolce Ventures, Inc.
10.4**	Engagement Letter dated Feb 15, 2006, by and between, Beijing Zhong Ran Wei Ye Gas Co., Ltd. and Kuhns Brothers, Inc.
10.5**	Escrow Agreement dated September 7, 2006, by and between, Gas Investment China Co., Ltd., Vision Opportunity Master Fund, Ltd. and Kramer Levin Naftalis & Frankel LLP.
16.1	Letter dated September 7, 2006 from Dolce Ventures, Inc. to Robison, Hill & Co.
16.2	Letter dated September 12, 2006 from Robison, Hill & Co. to the SEC.
21.1	List of Subsidiaries
99.1	Press Release of Dolce Ventures, Inc. issued on September 12, 2006.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Gas International Holdings, Inc.

Date: November 27, 2006	By:	/s/ Vincent Hu
Chief Financial Officer and Secretary

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Financial Statements
December 31, 2005 and 2004
(Stated in US dollars)

Beijing Zhong Ran Wei Ye Gas Co., Ltd

Board of Directors and Stockholders
Beijing Zhong Ran Wei Ye Gas Co., Ltd

Independent Auditor’s Report

We have audited the accompanying consolidated balance sheets of Beijing Zhong Ran Wei Ye Gas Co., Ltd as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Zhong Ran Wei Ye Gas Co., Ltd as of December 31, 2005 and 2004 and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco	Samuel H. Wong & Co., LLP
April 30, 2006	Certified Public Accountants

1

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Balance Sheets
At December 31, 2005 and 2004
(Stated in US Dollars)

	Note	2005	2004
Assets

Current Assets
Cash and Cash Equivalents		$571,194	$668,346
Accounts Receivable	3	7,770,168	789,013
Advances to Suppliers		372,442	1,206,735
Prepaid Expenses		12,097	3,658
Other Receivables	6	437,922	293,771

Total Current Assets		9,163,823	2,961,523

Long Term Assets
Investments in Equity Securities		2,443,378	1,980,168
Plant and Equipment, Net	4	3,200,682	2,194,499
Construction in Progress		3,071,497	1,470,177
Intangible Assets	5	437,265	65,693

Total Long Term Assets		9,152,822	5,710,537

Total Assets		$18,316,645	$8,672,060

Liabilities

Current Liabilities
Accounts Payable		$3,090,870	$134,721
Other Payables	7	2,264,965	1,759,514
Unearned Revenue		133,035	57,010
Accrued Liabilities		201,384	64,471

Total Current Liabilities		5,690,254	2,015,716

Total Liabilities		$5,690,254	$2,015,716

See Accompanying Notes to the Consolidated Financial Statements

2

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Balance Sheet
At December 31, 2005 and 2004
(Stated in US Dollars)

	Note	2005	2004
Stockholders’ Equity

Common Stock		4,827,012	4,827,012
Statutory Surplus Reserves		1,219,720	333,010
Accumulated Other Comprehensive Income		267,865	251
Retained Earnings		6,311,794	1,496,071

		12,626,391	6,656,344

Total Liabilities & Stockholders’ Equity		$18,316,645	$8,672,060

See Accompanying Notes to the Consolidated Financial Statements

3

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Statement of Income
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

	Note	2005	2004

Net Sales		$10,907,289	$4,329,947

Cost of Sales		(4,095,351)	(3,146,699)

Gross Profit		6,811,938	1,183,248

Selling and Distributing Costs		(99,768)	(10,048)
Administrative and Other Operating Expenses		(911,221)	(379,785)

Income from Operations		5,800,949	793,415

Interest (Expenses)/Income, net		(2,486)	1,877
			0
Other Expenses, net		(1,865)	(119)
			0
Other Income		437,750	580,064

Income before Taxes		6,234,348	1,375,237
			0
Income Tax	8	(531,915)	(31,280)

Net Income		$5,702,433	$1,343,957

See Accompanying Notes to the Consolidated Financial Statements

4

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Statement of Stockholders’ Equity
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

			Accumulated
		Statutory	Other
	Common	Surplus	Comprehensive	Retained
	Stock	Reserves	Income	Earnings	Total

Balance, January 1, 2005	4,827,012	333,010	251	1,496,071	$6,656,344
Net Income	-	-	-	5,702,433	5,702,433
Appropriations to
Statutory Surplus Reserves	-	886,710	-	(886,710)	-
Foreign Currency
Translation Adjustment	-	-	267,614	-	267,614

Balance, December 31, 2005	4,827,012	1,219,720	267,865	6,311,794	$12,626,391

			Accumulated
		Statutory	Other
	Common	Surplus	Comprehensive	Retained
	Stock	Reserves	Income	Earnings	Total

Balance, January 1, 2004	1,206,753	57,862	-	427,262	$1,691,877
Net Income	-	-	-	1,343,957	1,343,957
Appropriations to
Statutory Surplus Reserves	-	275,148	-	(275,148)	-
Proceeds from Issuance of
Shares	3,620,259	-	-	-	3,620,259
Foreign Currency
Translation Adjustment	-	-	251	-	251

Balance, December 31, 2004	4,827,012	333,010	251	1,496,071	$6,656,344

See Accompanying Notes to the Consolidated Financial Statements

5

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

	2005	2004
Cash Flows from Operating Activities
Net Income	$5,702,433	$1,343,957
Increase in Accounts Receivable	(6,850,120)	(413,110)
Decrease/(Increase) in Prepayments and Other Receivables	710,839	(1,352,033)
Increase/(Decrease) in Accounts Payable	2,905,842	(765,912)
Increase in Other payables and Accruals	658,460	1,300,281
Equity in an Investment	(404,436)	(106,094)
Depreciation and Amortization	131,865	11,757

Net Cash Provided by Operating Activities	2,854,883	18,846

Cash Flows from Investing Activities
Purchases of Intangible Assets	(365,145)	(44,615)
Payment of Construction in Progress	(1,537,774)	(837,328)
Purchase of Fixed Assets	(1,065,108)	(2,182,079)

Net Cash Used in Investing Activities	(2,968,027)	(3,064,022)

Cash Flows from Financing Activities
Issuance of Common Stock	-	3,620,259

Net Cash Provided by Financing Activities	-	3,620,259

Net in Cash and Cash Equivalents(Used)/Sourced	(113,144)	575,083

Effect of Foreign Currency Translation on Cash and
Cash Equivalents	15,992	-

Cash and Cash Equivalents - Beginning of Year	668,346	93,263

Cash and Cash Equivalents - End of Year	$571,194	$668,346

See Accompanying Notes to the Consolidated Financial Statements

6

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

1.	Organization and Principal Activities

Beijing Zhong Ran Wei Ye Gas Co., Ltd (“the Company”) (Formerly known as Beijing Zhong Ran Wei Ye Investment Co., Ltd) was established in August 29, 2001 as a domestic limited liability company under the laws of the People’s Republic of China (“PRC”). On February 24, 2004, the Company registered as a foreign investment company with a registered capital of RMB20 million. The registered capital was fully contributed by the Gas Investment China Co., Ltd (BVI). On May 8, 2004, the registered capital of the Company was increased from RMB20 million to RMB40 million. The additional capital of RMB20 million was solely contributed by Shenzheng Shenqichengtong Investment Co., Ltd.

Upon completion of the increase in share capital, the respective contributions to the registered capital and percentage of equity interests of the equity holders of the Company were as follows:

	Contribution to
	registered	% of equity
Registered holders	capital	holdings
	(RMB)

Gas Investment China Co., Ltd (BVI)	19,600,000	49
Shenzheng Shenqichengtong Investment
Co., Ltd	20,400,000	51

	40,000,000	100

The Company is a natural gas services operator, principally engaging in the investment, operation and management of city gas pipeline infrastructure, in the distribution of natural gas to residential and industrial users, in the construction and operation of oil stations and gas stations, and in the development and application of oil and natural gas related technologies.

7

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and note are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(B)	Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries (“the Group”). Significant intercompany transactions have been eliminated in consolidation. Investments in which the company has a 20 percent to 50 percent voting interest and where the company exercises significant influence over the investee are accounted for using the equity method.

As of December 31, 2005, the particulars of the subsidiaries are as follows:

Name of Company	Place of Incorporation	Date of Incorporation	Attributable Equity Interest %	Registered Capital
Ningjin Weiye Gas Co., Ltd	PRC	12/3/2003	100	RMB 3,000,000

Jinzhou Weiye Gas Co., Ltd	PRC	7/19/2004	100	RMB 3,000,000

Xingtang Weiye Gas Co., Ltd	PRC	2/18/2004	100	RMB 3,000,000

Linzhang Weiye Gas Co., Ltd	PRC	7/6/2005	100	RMB 1,000,000

Anping Weiye Gas Co., Ltd	PRC	8/4/2005	100	RMB 5,000,000

Wuqiao Gas Co., Ltd	PRC	6/30/2004	100	RMB 2,000,000

Yutian Zhongran Weiye Gas Co., Ltd	PRC	12/19/2003	100	RMB 3,000,000

Langfang Development
Region Weiye Dangerous
Goods Transportation Co., Ltd	PRC	3/22/2005	100	RMB 1,000,000

Sihong Weiye Gas Co., Ltd	PRC	12/3/2004	100	RMB 10,000,000

Peixian Weiye Gas Co., Ltd	PRC	8/22/2005	100	RMB 5,000,000

Sishui Weiye Gas Co., Ltd	PRC	12/22/2004	100	RMB 3,000,000

Longyao Zhongran Weiye Gas Co., Ltd	PRC	10/13/2005	100	RMB 3,000,000

Shenzhou Weiye Gas Co., Ltd	PRC	12/23/2005	100	RMB 3,000,000

8

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(C)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(D)	Use of Estimates

In preparing of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting year. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery. Actual results could differ from those estimates.

(E)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(F)	Accounts and Other Receivable

Accounts and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The Company extends unsecured credit to customers in the normal course of business and does not accrue interest on trade accounts receivable. Allowance for uncollectible accounts as of December 31, 2005 is not significant.

9

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(G)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing raw materials. The advances to suppliers are interest free and unsecured.

(H)	Investments in Equity Securities

The consolidated statement of income includes the Group's share of the post-acquisition results of its associate for the year. In the consolidated balance sheet, investments in equity securities are stated at the Group's share of the net assets of the associates plus the premium paid less any discount on acquisition in so far as it has not already been amortized to the statement of income, less any identified impairment loss.

Portion of
Nominal
Name of	Place	Form of		Value of
Associate	of	Business	Registered	Registered	Principal
Company	Registration	Structure	Capital	Capital	Activities

Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd	PRC	Sino-foreign equity joint venture	Registered RMB 20,000,000	40	Trading of natural gas and gas pipeline construction

Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd is the Group's 40% owned joint venture company and is principally engaged in sale of compressed natural gas to domestic households and industrial around sub-urban areas of Beijing and part of sub-urban areas in Hebei Province and Tianjin.

10

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(I)	Long-Lived Assets

The Group adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Group periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December, 2005, there were no significant impairments of its long-lived assets.

(J)	Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Gas Pipelines	25 years
Motor Vehicles	10 years
Machinery & Equipment	20 years
Buildings	25 years
Leasehold Improvements	25 years
Office Equipment	8 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

11

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(K)	Intangible assets

Intangible assets, are stated at cost less amortization and accumulated impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Land use rights	40 - 50 years
Franchises	30 years
Other intangibles	3 years

(L)	Construction in Progress

Construction in progress represents the cost of constructing pipelines and is stated at cost. Costs comprise direct and indirect incremental costs of acquisition or construction. Completed items are transferred from construction in progress to the gas pipelines of fixed assets when they are ready for their intended use. The major cost of construction relates to construction materials, direct labor wages and other overhead.  Construction of pipeline, through which to distribute natural gas, is one of the Group’s principal businesses.  The Group builds city main pipeline network and branch pipeline network to make gas connection to resident users, industrial, and commercial users, with the objective of generating revenue on gas connection and gas usage fees collected from these customers.  As at December 31, 2005, the pipelines under construction include mainly the projects in several cities of Hebei and Jiangsu province, and in Beijing.  These projects, once completed, will significantly increase the gas supply capacity.  Capital commitments in respect of these projects amounted to approximately $6,300,000 and $6,700,000 at December 31, 2005 and 2004 respectively.

(M)	Unearned revenue

Unearned revenue represents prepayments by customers for gas purchases and advance payments on construction and installation of pipeline contracts. The Company records such prepayment as unearned revenue when the payments are received.

(N)	Financial Instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these items. The carrying amounts of borrowings approximate the fair value based on the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

12

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(O)	Foreign Currency Translation

The Company maintains its consolidated financial statements in the functional currency. The functional currency of the Company is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

2005

Year end RMB : US$ exchange rate	8.0734
Average yearly RMB : US$ exchange rate	8.2033

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

13

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(P)	Revenue Recognition

Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Net sales, which consist of gas and connection fee revenue. And the cost of sales consists of gas cost and connection cost.

Gas connection revenue is recognized when the outcome of a contract can be estimated reliably and the stage of completion at the balance sheet date can be measured reliably.

Sales of natural gas are recognized when goods are delivered and title has passed.

(Q)	Other Income

Other income represents the Group’s share of post- acquisition results of its investment in equity securities for the year.

(R)	Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 31, 2005, there was no significant book to tax differences.

Pursuant to the tax laws of PRC, general enterprises are subject to income tax at an effective rate of 33%. The Group is in the natural gas industry whose development is encouraged by the government. According to the income tax regulation, any company engaged in the natural gas industry enjoys a favorable tax rate. Also, the Company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. The Company’s first profitable tax year was 2003. Accordingly, the Company’s income is subject to a reduced tax rate of 9%. Subsidiaries are subject to the effective rate of 33%.

14

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(S)	Advertising

The Group expensed all advertising costs as incurred. Advertising costs for the years ended December 31, 2005 and 2004 were insignificant.

(T)	Concentration of Credit Risk

Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customers. The Group does not require collateral or other security to support accounts receivable. The Group conducts periodic reviews of its clients’ financial condition and customers’ payment practices to minimize collection risk on accounts receivable.

(U)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses for 2005 were $46,752, and $nil respectively and were included in general and administrative expenses.

15

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(V)	Statutory Surplus Reserves

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years' losses, if any;

ii.
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii.
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

iv.	Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Group has appropriated $886,710 as reserve for the statutory surplus reserve and welfare fund for the year ended December 31, 2005.

Surplus reserves consist of the following as of December 31,

	2005	2004

Statutory surplus reserve	813,147	222,007
Statutory common welfare fund	406,573	111,003

	1,219,720	333,010

16

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(W)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

(X)	Statement of Cash Flows

In accordance with Statement of SFAS 95, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

(Y)	Recent Accounting Pronouncements

In May 2005, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods consolidated financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

17

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

(Y)	Recent Accounting Pronouncements (Cont’d)

In February 2006, the FASB issued a SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

The Group does not anticipate that the adoption of these two standards will have a material impact on these consolidated financial statements.

3.	Accounts Receivable

The followings are the largest ten accounts receivable as at December 31,

	2005	2004

Hebei Zhong Gang Steel Co., Ltd	1,672,158	-
Pei Xian Tian Ma Property Co.	1,201,935	-
Xuzhou Shi Jin Xiu Property Co., Ltd	682,302	-
Beijing Xin Cheng Yuan Jing Property Development Co., Ltd	441,463	-
Beijing Mi Yun Jing Xi Xiao Qu Property Centre	408,378	-
Pei Xian Zheng Yuan Construction Engineering Co	250,700	-
Beijing Hong Ji Co., Ltd	220,535	209,837
Jiangsu Xin Sheng Property Co., Ltd	189,759	-
Long Ju Shan Zhuang Village Committee	179,107	-
Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd	177,401	398,325

	5,423,738	608,162

All of the above accounts receivable are due within one year of aging.

18

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

4.	Plant and Equipment

Plant and Equipment consist of the following as of December 31:

	2005	2004
At Cost
Gas Pipelines	$2,819,341	$1,872,076
Motor Vehicles	99,376	88,044
Machinery & Equipment	253,536	76,111
Buildings	86,952	94,129
Leasehold Improvements	46,036	46,427
Office Equipment	41,607	29,579

	$3,346,848	$2,206,366

Less: Accumulated depreciation
Gas Pipelines	$80,557	$-
Motor Vehicles	21,319	4,813
Machinery & Equipment	23,969	2,710
Buildings	3,304	869
Leasehold Improvements	9,849	692
Office Equipment	7,168	2,783

	146,166	11,867

	$3,200,682	$2,194,499

19

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

5.	Intangible Assets

Intangible assets consist of the following as of December 31:

	2005	2004

Land use rights	$99,881	$65,693
Franchises	337,012	-
Other intangibles	372	-

	$437,265	$65,693

The Group operates as a local natural gas distributor in a city or county, known as an operation location, under an exclusive franchise agreement between the Group and the local government or entities in charge of gas utility. Franchises are the rights to develop sites in Anping and Jinzhou in China. They are stated at cost less accumulated depreciation.

6.	Other Receivables

Other receivables consist of the following as of December 31,

	2005	2004

Deposit paid	$104,483	$-
Amounts due from employees	188,715	34,659
Amounts due from shareholders	22,004	-
Sundry receivables	122,720	259,112

	$437,922	$293,771

Amounts due from employees are advances for business traveling and purchases of consumables. All the amounts due from employees/shareholders are unsecured, interest free, and have no fixed repayment terms.

20

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

7.	Other Payables

Other payables consist of the following as of December 31,

	2005	2004

Deposit received	$67,934	$909,854
Amounts due to employees	3,528	-
Employees’ welfare payables	50,207	3,729
Tax payable	790,057	1,172
Loan from an unrelated company - Qian Shi Li	681,250	663,730
Loan from an unrelated company - Shi Yi Long Da	500,409	-
Sundry payables	171,580	181,029

	$2,264,965	$1,759,514

All the amounts due to employees are unsecured, interest free, and have no fixed repayment terms. Loan from Shenzhen Shi Yi Long Da Co., Ltd (Shi Yi Long Da) is unsecured, interest at 6% per annum and due Oct 2006. Loan from Beijing Qian Shi Li Technology Development Co.,Ltd (Qian Shi Li) is unsecured, interest free, and have no fixed repayment terms.

8.	Income Taxes

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, in accordance with the relevant taxation laws in the PRC, the Group is eligible for tax concessions and was exempted from part of the PRC income taxes for the year.

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the applicable PRC corporation income tax rate of 33% to income before taxes for the years ended December 31,.

	2005	2004

Income before Taxes	$6,234,348	$1,375,237

Provision for income taxes at PRC income tax rate	2,057,335	453,828
Effect of tax exemption granted to the Group	(1,525,420)	(422,548)

Income Tax	$531,915	$31,280

21

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

9.	Commitments under Operating Leases

At December, 31 2005, the Group had commitment for future minimum lease payments under non-cancelable operating leases in respect of rented premises which fall due as follows:

	2005	2004
Land and Buildings
Not later than one year	$59,455	$57,926
Later than one year and not later than five years	237,818	231,702
After five years	505,363	550,293

	$802,636	$839,921

10.	Business and Geographical Segments

The Company has contracted with customers usually in two business segments altogether, one is for the construction and installation of gas facilities and another one is the subsequent sales of gas to that customers through the gas facilities the Company constructs. However, the respective gas facilities contracts and gas supply contracts have separately provided for the basis of revenue recognition and distinctive from each other for the relevant cost-and-revenue to be incurred and hence separate calculation and subsequent payment of fees for respective business without any interdependence on each other in this respect.

For management purposes, the Group is currently organised into two major operating divisions - gas pipeline construction (installation of gas facilities) and sales of piped gas. These principal operating activities are the basis on which the Group reports its primary segment information.

2005	Gas pipeline	Sales of
	construction	piped gas	Others	Consolidated

Turnover	8,204,988	2,702,301	-	10,907,289

Cost of sales	(1,570,947)	(2,524,404)	-	(4,095,351)

Segment result	$6,634,041	$177,897	-	$6,811,938

22

Beijing Zhong Ran Wei Ye Gas Co., Ltd
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2005 and 2004
(Stated in US Dollars)

11.	Business and Geographical Segments (Cont’d)

2004	Gas pipeline	Sales of
	construction	piped gas	Others	Consolidated

Turnover	670,248	3,194,890	464,809	4,329,947

Cost of sales	(286,711)	(2,859,988)	-	(3,146,699)

Segment result	$383,537	$334,902	$464,809	$1,183,248

The Group's operations are located in the PRC. All revenue is from customers in the PRC. All of the Group’s assets are located in the PRC. Sales of piped gas and gas pipeline construction are carried out in the PRC. Accordingly, no analysis of the Group's sales and assets by geographical market is presented.

10.	Related Parties Transactions

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

Sales to Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd (Zhongran Xiangke), an investee for which the equity method is used, for the years 2005 and 2004 were $1,088,990 and $2,346,479 respectively. The amounts receivable from Zhongran Xiangke for the years 2005 and 2004 were $177,401 and $398,325 respectively. Also, included in the other payables are payables to Zhongran Xiangke for the years 2005 and 2004 were $135,792 and $114,021 respectively.

Sales to Beijing Zhongyou Xiangke Oil Gas Technology Co. Ltd (Zhongyou Xiangke), an investee of Zhongran Xiangke, for the years 2005 and 2004 were $64,205 and $178,679 respectively. The amounts receivable from Zhongyou Xiangke for the years 2005 and 2004 were $13,392 and $10,523 respectively.

23

BEIJING ZHONG RAN WEI YE GAS CO.,LTD
BALANCE SHEET
DECEMBER 31,2005 AND JUNE 30, 2006 (UNAUDITED)

	December 31, 2005	June 30, 2006 (unaudited)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$571,194	$359,309
Accounts Receivable	7,770,168	5,436,372
Advances to Suppliers	372,442	402,332
Prepaid Expenses	12,097	23,234
Other Receivables	437,922	685,088
Total Current Assets	9,163,823	6,906,335
LONG TERM ASSETS:
Investments in Equity Securities	2,443,378	2,443,378
Plant and Equipment,Net	3,200,682	3,358,927
Construction in Progress	3,071,497	5,268,682
Intangible Assets	437,265	428,818
Total Long Term Assets	9,152,822	11,499,805
	$18,316,645	$18,406,140

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,090,870	$3,089,916
Other Payables	2,264,965	2,145,773
Unearned Revenue	133,035	153,945
Accrued Liabilities	201,384	111,035
Total Current Liabilities	5,690,254	5,500,669
	$5,690,254	$5,500,669

STOCKHOLDERS' EQUITY
Common Stock	4,827,012	4,827,012
Statutory Surplus Reserve	1,219,720	1,219,720
Accumulated Other Comprehensive Income	267,865	288,803
Retained Earnings	6,311,794	6,569,936
Total Stockholders' Equity	12,626,391	12,905,471
	$18,316,645	$18,406,140

BEIJING ZHONG RAN WEI YE GAS CO.,LTD
STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31,2004 AND 2005
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2006 (UNAUDITED)

	For The Years Ended December 31		For The Six Months Ended June 30
	2005	2004	2006	2005
Net Sales	$10,907,289	$4,329,947	$1,499,540	$2,468,226
Cost of Sales	(4,095,351)	(3,146,699)	(983,487)	(1,176,894)
Gross Profit	6,811,938	1,183,248	516,053	1,291,332
Selling and Distribution costs	(99,768)	(10,048)	(26,825)	(41,863)
Administrative and Other Operating Expenses	(911,221)	(379,785)	(253,820)	(228,405)
Income from Operations	5,800,949	793,415	235,409	1,021,064
Interest(Expenses)/Income, net	(2,486)	1,877	(3,142)	1,145
Other Expenses, net	(1,865)	(119)	(2)	(1,452)
Other income	437,750	580,064	43,465	(40,089)
Income before Taxes	6,234,348	1,375,237	275,730	980,668
Income Tax	(531,915)	(31,280)	(17,587)	(74,701)
Net Income	$5,702,433	$1,343,957	$258,142	$905,967

BEIJING ZHONG RAN WEI YE GAS CO.,LTD
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,2004 AND 2005
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2006 (UNAUDITED)

	For The Years Ended December 31		For The Six Months Ended June 30
	2005	2004	2006	2005
Cash Flow from Operating Activities
Net Income	$5,702,433	$1,343,957	$258,142	$905,967
Decrease/(Increase) in Accounts Receivables	(6,850,120)	(413,110)	2,333,796	(752,172)
Decrease/(Increase) in Prepayments and Other Receivables	710,839	(1,352,033)	(307,979)	1,275,766
Increase/(Decrease) in Accounts Payable	2,905,842	(765,912)	(954)	(134,721)
Increase in Other Payable and accruals	658,460	1,300,281	(188,631)	104,728
Equity in an Investment	(404,436)	(106,094)	(43,465)	40,089
Depreciation and Amortization	131,865	11,757	65,243	54,507
Net Cash Provided by Operating Activities	2,854,883	18,846	2,116,152	1,494,164
Cash Flow from Investing Activities
Purchase of Intangible Assets	(365,145)	(44,615)		(20,603)
Payment of Construction in Progress	(1,537,774)	(837,328)	(1,835,058)	(824,558)
Purchase of Fixed Assets	(1,065,108)	(2,182,079)	(223,487)	(6,621)
Other Investment
Net Cash Used in Investing Activities	(2,968,027)	(3,064,022)	(2,058,546)	(851,781)
Cash Flow from Financing Activities
Issuance of Common Stock		3,620,259
Other Payment Related to Financing Activities			(269,492)
Net Cash Provided by Financing Activities		3,620,259	(269,492)
Net in Cash and Cash Equivalents(Used)/Sourced	(113,144)	575,083	(211,885)	642,382
Effect of Foreign Currency Translation on Cash & Cash Equivalents	15,992			(119)
Cash and Cash Equivalents - Beginning of Year	668,346	93,263	571,194	668,346
Cash and Cash Equivalents - End of Year	$571,194	$668,346	$359,309	$1,310,609

Footnotes to the Financial Statements:

Plant and Equipment

Plant and Equipment consist of the following as of June 30, 2006 and December 31, 2005:

	As of June 30, 2006	As of December 31, 2005
At Cost
Gas Pipelines	$2,835,058	$2,819,341
Motor Vehicles	304,446	99,376
Machinery & Equipment	253,536	253,536
Buildings	86,952	86,952
Leasehold Improvements	46,036	46,036
Office Equipment	44,308	41,607

	$3,570,336	$3,346,848

Less: Accumulated depreciation
Gas Pipelines	$120,591	$80,557
Motor Vehicles	30,881	21,319
Machinery & Equipment	30,874	23,969
Buildings	4,972	3,304
Leasehold Improvements	14,465	9,849
Office Equipment	9,626	7,168

	$211,409	$146,166

	$3,358,927	$3,200,682

Intangible Assets

Intangible assets consist of the following as of June 30, 2006 and December 31, 2005:

	As of June 30, 2006	As of December 31, 2005

Land use rights	$97,417	$99,881
Franchises	331,280	337,012
Other intangibles	121	372

	$428,818	$437,265

Other Receivables

Other receivables consist of the following as of June 30, 2006 and December 31, 2005:

	As of June 30, 2006	As of December 31, 2005
Deposit paid	$164,483	$104,483
Amounts due from employees	75,141	188,715
Sundry receivables	445,464	144,724

	$685,088	$437,922

All the amounts due from employees are unsecured, interest free, and have no fixed repayment terms.

Other Payables

Other payables consist of the following as of June 30, 2006 and December 31, 2005:

	As of June 30, 2006	As of December 31, 2005

Deposit received	$67,934	$67,934
Amounts due to employees	3,528	3,528
Employees’ welfare payables	52,434	50,207
Tax payable	670,198	790,057
Loan from an unrelated company - Qian Shi Li	681,250	681,250
Loan from an unrelated company - Shi Yi Long Da	500,409	500,409
Sundry payables	170,020	171,580

	$2,145,773	$2,264,965

All the amounts due to employees are unsecured, interest free, and have no fixed repayment terms. Loan from Shenzhen Shi Yi Long Da Co., Ltd (Shi Yi Long Da) is unsecured, interest at 6% per annum and due Oct 2006. Loan from Beijing Qian Shi Li Technology Development Co.,Ltd (Qian Shi Li) is unsecured, interest free, and have no fixed repayment terms.

Income Taxes

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, in accordance with the relevant taxation laws in the PRC, the Group is eligible for tax concessions and was exempted from part of the PRC income taxes for the year.

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the applicable PRC corporation income tax rate of 33% to income before taxes for the six months ended June 30, 2006 and the year ended December 31,.2005.

	For The Six Months Ended June 30,2006	For The Year Ended December 31, 2005

Income before Taxes	$275,730	$6,234,348

Provision for income taxes at PRC income tax rate	90,991	2,057,335
Effect of tax exemption granted to the Group	(73,403)	(1,525,420)

Income Tax	$17,588	$531,915

Business and Geographical Segments

The Company has contracted with customers usually in two business segments altogether, one is for the construction and installation of gas facilities and another one is the subsequent sales of gas to that customers through the gas facilities the Company constructs. However, the respective gas facilities contracts and gas supply contracts have separately provided for the basis of revenue recognition and distinctive from each other for the relevant cost-and-revenue to be incurred and hence separate calculation and subsequent payment of fees for respective business without any interdependence on each other in this respect.

For management purposes, the Group is currently organized into two major operating divisions - gas pipeline construction (installation of gas facilities) and sales of piped gas. These principal operating activities are the basis on which the Group reports its primary segment information.

Six Months Ended June 30	Gas pipeline	Sales of
2006	piped gas	construction	Others	Consolidated

Turnover	1,140,883	358,657	-	1,499,540

Cost of sales	(919,272)	(64,215)	-	(983,487)

Segment result	$221,611	$294,442	-	$516,053

2005	Gas pipeline	Sales of
	construction	piped gas	Others	Consolidated

Turnover	8,204,988	2,702,301	-	10,907,289

Cost of sales	(1,570,947)	(2,524,404)	-	(4,095,351)

Segment result	$6,634,041	$177,897	-	$6,811,938

The Group's operations are located in the PRC. All revenue is from customers in the PRC. All of the Group’s assets are located in the PRC. Sales of piped gas and gas pipeline construction are carried out in the PRC. Accordingly, no analysis of the Group's sales and assets by geographical market is presented.

Related Parties Transactions

The following material transactions with related parties during the years were in the opinion of the directors, carried out in the ordinary course of business and on normal commercial terms:

Sales to Beijing Zhongran Xiangke Oil Gas Technology Co. Ltd (Zhongran Xiangke), associate company of the Company, for the six months ended June 30, 2006, were $79,960, accounting for 5% of Net Sales.

The amounts receivable from Zhongran Xiangke for the six months ended June 30, 2006 were $56,865.

The amounts payable to Beijing Zhongran Xiangke for the six months ended June 30, 2006 were $137,113.

The following pro forma consolidated statement of operations is presented for illustrative purposes only and is not necessarily indicative revenue and results of the operations of the Group that actually would have been achieved has the acquisition been completed on January 1, 2006 (six months ended June 30, 2006: January, 2006).

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 (Stated in US Dollars)

			Pro forma	Pro forma
	Company	Beijing Gas	Adjustment	Combined
	$	$	$	$

Net sales	878	1,499,540	-	1,500,418
Cost of sales	(2,704)	(983,487)	-	(986,191)

Gross profit	(1,826)	516,053	-	514,227
Selling and distributing costs	-	(26,825)	-	(26,825)
Administrative and
other operating expenses	(17,661)	(253,820)	-	(271,481)
	(19,487)	235,408		215,921
Income from operations	-	43,463	-	43,463
Interest expenses, net	(1,448)	(3,142)	-	(4,590)

Income before taxes	(20,935)	275,729		254,794
Income taxes	(455)	(17,587)	-	(18,042)

Net income	(21,390)	258,142		236,752

Earnings per share				0.002

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (Stated in US Dollars)

			Pro forma	Pro forma
	Company	Beijing Gas	Adjustment	Combined
	$	$	$	$

Net sales	4,768	2,468,226	-	2,472,994
Cost of sales	(3,339)	(1,176,894)	-	(1,180,233)

Gross profit	1,429	1,291,332		1,292,761
Selling and distributing costs	-	(41,863)	-	(41,863)
Administrative and
other operating expenses	(34,143)	(228,405)	-	(262,548)

Income from operations	(32,714)	1,021,064		988,350
Interest expenses, net	(126)	1,145	-	1,019
Other income	-	(41,541)	-	(41,541)

Income before taxes	(32,840)	980,668		947,828
Income taxes	83	(74,701)	-	(74,618)

Net income	(32,757)	905,967		873,210

Earnings per share				0.01

Earnings per share

	For the six months ended
	June 30,
	2006	2005
Net profit available to common shareholders
(numerator)	236,752	873,210
Weighted average number of common shares
Outstanding used in profit per share
for the period (denominator)	100,700,140	87,731,466